United States

Securities & Exchange Commission

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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Warrior Met Coal, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 15, 2021

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Warrior Met Coal, Inc. to be held at 9:00 a.m. (Central Time), on Tuesday, April 27, 2021. This year we will be conducting the annual meeting online via live webcast for the safety of our stockholders and other attendees. Details regarding how to participate in the virtual annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Your vote, whether in attendance on April 27, 2021 or by proxy, is important. Please review the instructions on each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail. Even if you plan to participate in the virtual annual meeting, I urge you to submit your vote by proxy as soon as possible to ensure that your shares are represented and voted at the annual meeting.

Thank you for your continued support of Warrior Met Coal, Inc.

Sincerely,

Stephen D. Williams Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

WARRIOR MET COAL, INC.

Date:

Tuesday, April 27, 2021

Time:

9:00 a.m. (Central Time)

Virtual Attendance Only

Business of the Annual Meeting of Stockholders

Instructions on how to participate in the virtual annual meeting can be found at www.edocumentview.com/HCC. The annual meeting of Warrior Met Coal, Inc. (the “Company”) is being held for the following purposes:

(1)	To elect six director nominees to the Board of Directors;

(2)	To hold an advisory vote on the compensation of the Company’s named executive officers (the “NEOs”);

(3)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and

(4)	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR each of the six director nominees; FOR the approval on an advisory basis of the compensation of the NEOs; and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Only stockholders who owned shares of our common stock at the close of business on March 5, 2021 are entitled to notice of and to vote at this annual meeting or any adjournments or postponements that may take place.

You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetingcenter.io/207123467. The password for the meeting is HCC2021. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, you must register by 4:00 p.m. (Central Time), on April 22, 2021 by following the instructions outlined in this Proxy Statement. There is no physical location for the annual meeting.

Whether or not you plan to participate in the virtual annual meeting, we urge you to review these materials carefully, which are available at www.edocumentview.com/HCC, and to vote by one of the following means.

i

•	By Internet: Please follow the instructions on your Notice of Internet Availability of Proxy Materials or the proxy card. You will need the control number included on your Notice or proxy card to vote electronically.

•	By Telephone: From a touch-tone telephone, dial toll-free 1-800-652-VOTE (8683) and follow the recorded instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to vote by telephone.

•	By Mail: You may request from the Company a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than April 26, 2021 in order to be counted for the annual meeting.

By Order of the Board of Directors

Kelli K. Gant Chief Administrative Officer and Corporate Secretary

This Proxy Statement and the accompanying instruction form or proxy card are being made available on or about March 15, 2021.

PROXY STATEMENT FOR THE Annual Meeting of Stockholders

TO BE HELD TUESDAY, APRIL 27, 2021

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Warrior Met Coal, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting on Tuesday, April 27, 2021 at 9:00 a.m. (Central Time). This year we will be conducting the Annual Meeting online via live webcast for the safety of our stockholders and other attendees.

You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetingcenter.io/207123467. The password for the meeting is HCC2021. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, you must register by 4:00 p.m. (Central Time), on April 22, 2021 by following the instructions below under “General Information About the Annual Meeting⸻How do I register to attend the Annual Meeting virtually on the Internet?”

In this Proxy Statement, unless otherwise stated or indicated by context, the terms “Warrior Met Coal, Inc.,” the “Company,” “we,” “our” and “us” refer to Warrior Met Coal, Inc. and its subsidiaries after our conversion from a Delaware limited liability company to a Delaware corporation on April 12, 2017 and to Warrior Met Coal, LLC and its subsidiaries prior to such date.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting.

On or about March 15, 2021, we began sending a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

We encourage all of our stockholders to vote prior to or during the Annual Meeting, and we hope the information contained in this document will help you decide how you wish to vote.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on April 27, 2021

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company’s 2020 Annual Report to Stockholders are available free of charge to view, print and download at www.edocumentview.com/HCC.

Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including financial statements and schedules thereto, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Investors” section of our website at www.warriormetcoal.com (under the “SEC Filings” link). You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including financial statements and schedules thereto, free of charge, from us by sending a written request to: Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

How can I participate in the Annual Meeting?

The Annual Meeting will take place on Tuesday, April 27, 2021 at 9:00 a.m. (Central Time). The Annual Meeting will be a virtual meeting of stockholders conducted exclusively by live webcast. No physical meeting will occur.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/207123467. You also will be able to vote your shares online by attending the Annual Meeting by webcast. The password for the meeting is HCC2021. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, you must register in advance by following the instructions outlined below.

The online meeting will begin promptly at 9:00 a.m. (Central Time). We encourage you to access the meeting prior to the start time, leaving ample time to check in.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online, you must submit proof of your proxy power (legal proxy) reflecting your Warrior Met Coal, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m. (Central Time), on April 22, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

•	By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

•	By mail: Computershare, Warrior Met Coal, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the meeting if you were a holder of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on March 5, 2021 (the “Record Date”). Our Common Stock is our only authorized and issued voting security. Each share of Common Stock is entitled to one vote on each proposal presented during the Annual Meeting.

How many shares are eligible to vote?

On the Record Date there were 51,353,326 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting.

Who can participate in the virtual Annual Meeting?

Participation in the virtual Annual Meeting is limited to stockholders of the Company and persons holding validly executed proxies from stockholders who owned our Common Stock as of the Record Date.

If you are a registered stockholder, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card. If you hold your shares through an intermediary, such as a bank or broker, you must register for the virtual Annual Meeting in advance by following the instructions outlined above. The purpose of these requirements is to help us verify that you are actually a stockholder.

What will I be voting on?

You will be voting on:

•	the election of six director nominees set forth in this Proxy Statement;

•	the approval, on an advisory basis, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement; and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Why should I vote?

Your vote is very important regardless of the number of shares you hold. The Board of Directors strongly encourages you to exercise your right to vote as a stockholder of the Company.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of each of the six director nominees set forth in this Proxy Statement;

•	FOR the approval, on an advisory basis, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders of the Company hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the stockholder of record with respect to those shares, and the Notice of Annual Meeting of Stockholders is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Stephen D. Williams and Kelli K. Gant, or to vote during the virtual Annual Meeting. If you request printed copies of the proxy materials, the Company will provide a proxy card for you to use. You may also vote by Internet or by telephone, as described below under the heading “How do I vote?”

Beneficial Owner: If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to participate in the virtual Annual Meeting. You also have the right to direct your broker or nominee on how to vote these shares. Your broker or nominee should have enclosed a voting instruction form for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How do I vote?” However, shares held in “street name” may be voted during the virtual Annual Meeting by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How do I vote?

You can vote your shares:

•	by Internet by following the instructions on the Notice or the proxy card;

•	by telephone at 1-800-652-VOTE (8683) by following the instructions on the Notice or the proxy card;

•	by mail by completing, signing and returning the proxy card; or

•	by Internet during the virtual Annual Meeting.

Please read the instructions on the Notice, the proxy card or the information sent by your broker, bank or nominee. Mailed proxy cards or voting instruction forms should be returned in the envelope provided to you with your proxy card or voting instruction form, and must be received prior to the Annual Meeting. Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the enclosed Notice or proxy card. Please vote promptly.

What do I do if my shares are held by a bank or brokerage firm?

If your shares are held by a bank or brokerage firm, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

What is the quorum requirement?

The quorum requirement for holding the Annual Meeting and transacting business is the presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to be voted at such meeting. Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for the purpose of determining a quorum.

What is a “broker non-vote” and how does it affect voting on each item?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under current New York Stock Exchange (“NYSE”) rules, your broker will not have discretionary authority to vote your shares during the Annual Meeting with respect to Proposal 1 (election of the directors listed in this Proxy Statement) or Proposal 2 (advisory vote on the compensation of our NEOs). Because broker non-votes are not voted affirmatively or negatively, they will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the vote for Proposal 1. Because brokers are not entitled to vote on Proposal 2, broker non-votes will have no effect on the outcome of the vote for Proposal 2.

Your broker will have the discretion to vote your uninstructed shares on Proposal 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021), so broker non-votes are not expected to result from this proposal.

What level of stockholder vote is needed to elect directors?

Each share of our Common Stock is entitled to one vote with respect to the election of directors. Under our plurality voting standard, directors are elected by a plurality of the votes cast by stockholders participating in or represented by proxy at our Annual Meeting and entitled to vote on the matter. A plurality of votes cast means that the six director nominees who receive the greatest number of votes cast “for” their election will be elected as directors.

Under a plurality voting standard, abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares.

What level of stockholder vote is needed to approve the advisory vote on the compensation of our NEOs?

Each share of our Common Stock is entitled to one vote with respect to the approval, on an advisory basis, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement. Under the Company’s Bylaws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast by stockholders participating in or represented by proxy at the Annual Meeting and entitled to vote on the matter.

Under Delaware law, abstentions are not counted as votes cast and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. The outcome of this proposal is advisory in nature and is non-binding.

What level of stockholder vote is needed to ratify the appointment of our independent registered public accounting firm?

Each share of our Common Stock is entitled to one vote with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021. The ratification requires the affirmative vote of a majority of the votes cast by stockholders participating in or represented by proxy at the Annual Meeting and entitled to vote on the matter.

Under Delaware law, abstentions are not counted as votes cast and will have no effect on the outcome of this proposal. Your broker, as a nominee for you as the beneficial owner, may exercise discretion to vote on this proposal without instruction from you, so broker non-votes are not expected to result from this proposal. The outcome of this proposal is advisory in nature and is non-binding.

Can I change my vote?

At any time before the Annual Meeting you may change your vote and revoke your proxy:

If you are a record holder, by:

•	voting at a later time by telephone or the Internet before the Annual Meeting;

•	delivering a properly signed proxy card with a later date that is received on or before April 26, 2021;

•	delivering written notice to our Corporate Secretary, provided such notice is received on or before April 26, 2021:

Kelli K. Gant

Warrior Met Coal, Inc.

16243 Highway 216

Brookwood, Alabama 35444; or

•	giving notice of revocation to the Inspector of Election during the Annual Meeting.

If you hold through a broker, bank or other nominee, by:

•	submitting voting instructions by contacting your bank, broker or other nominee; or

•	otherwise complying with the instructions provided by your bank, broker or other nominee.

Participation in the virtual Annual Meeting itself will not revoke a proxy.

Only the latest validly executed proxy that you submit will be counted.

Who will count the votes?

Computershare, Inc., the Company’s transfer agent, will act as tabulator of the votes and a representative of Computershare will act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Additionally, we will forward to management any written comments you provide on a proxy card or through other means.

What happens if other matters come up during the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know of that will be voted on during the Annual Meeting. If other matters are properly presented during the Annual Meeting and you are a stockholder of record and have submitted a completed proxy card or voting instruction form, the persons named in such proxy card or voting instruction form will vote your shares according to their best judgment.

Who pays for the proxy solicitation related to the Annual Meeting?

The cost of soliciting proxies will be borne by the Company. In addition to sending you these materials by mail and electronically, the Company may use the services of its officers and other employees of the Company who will receive no special compensation for their services but may be reimbursed for their out of pocket expenses to contact you personally, by telephone, electronically, in writing or in person. We will also reimburse banks, brokers and other fiduciaries for their reasonable costs in forwarding these materials to the beneficial owners of our Common Stock.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results during the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final voting results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final results within four business days after the final results are known.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

To reduce expenses, in some cases, we are delivering one Notice or, where applicable, one set of the proxy materials, to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders who request and receive hard copies of the proxy materials, a separate proxy card will be included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you have only received one Notice or one set of the proxy materials, you may request separate copies at no additional cost to you by calling us at (205) 554-6150 or by writing to us at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions in the Notice for requesting such materials, or by contacting us by calling or writing.

If I share an address with other stockholders of the Company, how can we get only one set of voting materials for future meetings?

You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by calling us at (205) 554-6150 or by writing to us at: Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary.

ITEMS OF BUSINESS REQUIRING YOUR VOTE

Proposal 1—Election of Directors

Our Board of Directors

Our Certificate of Incorporation and Bylaws provide that our Board of Directors consists of a single class of directors and that the terms of office of the directors is one year from the time of their election until the next annual meeting of stockholders and until their successors are duly elected and qualified. In addition, our Certificate of Incorporation and Bylaws provide that, in general, vacancies on our Board may be filled by a majority of directors in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Our Certificate of Incorporation provides that the authorized number of directors will be not less than seven nor more than ten, and the exact number of directors will be fixed from time to time exclusively by our Board pursuant to a resolution adopted by a majority of the whole Board. We currently have six directors; accordingly, there is a vacancy on the Board.

The Board of Directors has nominated the six individuals named in this proposal for election as directors to serve on our Board. Each nominee is currently a member of the Board. Directors elected at the Annual Meeting will be elected to hold office until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

Our Board of Directors seeks to ensure that the Board is composed of members whose experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and the laws and stock exchange rules that govern its affairs. We have no minimum qualifications for director candidates. In general, however, our Board will review and evaluate both incumbent and potential new directors in an effort to achieve diversity of skills and experience among our directors and in light of the following criteria:

•	breadth of knowledge regarding our business or industry;

•	high-level managerial experience in large organizations;

•	specific skills, experience or expertise related to an area of importance to us, such as energy production, consumption, distribution or transportation, government, policy, finance or law;

•	whether the candidate would be considered independent;

•	moral character and integrity;

•	commitment to our stockholders’ interests;

•	ability to provide insights and practical wisdom based on experience and expertise;

•	ability to read and understand financial statements; and

•	ability to devote the time necessary to carry out the duties of a director, including attendance at meetings and consultation on company matters.

Our Board of Directors has no specific requirements regarding diversity but believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. Our Board is currently 17% female and 17% racially and/or ethnically diverse. In assessing the experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board of Directors to conclude that each director has the appropriate qualifications to serve as a director of the Company, the Board focused on the information discussed in each of the director nominees’ individual biographies set forth on pages 7 through 9 of this Proxy Statement. Our Nominating and Corporate Governance Committee and Board also considered a number of competencies that they believe each director nominee demonstrates, including a reputation for integrity and honesty, prominence in the businesses, institutions or professions each serves, an ability to exercise sound and independent business judgment, relevant knowledge about the issues affecting the Company’s business and industry, and a commitment of service to the Company and the Board. In evaluating the suitability of the director nominees for re-election, our Nominating and Corporate Governance Committee also considered the director’s past performance, including attendance at meetings and participation in and contributions to the activities of the Board and its committees, as applicable.

Our Board is composed of active and former executives of major corporations, and individuals with experience in international business, energy and natural resources, operations, finance and investment banking. As such, the members of our Board have a deep working knowledge of matters common to large companies publicly traded in the United States, including experience with corporate governance, financial statement preparation, compensation determinations, regulatory compliance, public affairs and legal matters applicable to a Delaware corporation listed on the NYSE. In addition, a number of our directors also serve or have previously served on the boards of directors of one or more other publicly traded companies. The Board believes that the Company benefits from the experiences gained by its members from serving on those boards.

Information about the Nominees for Election

Set forth below are the biographies of each of the director nominees, including their names, ages, offices in the Company, if any, principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director is set forth below. The stock ownership with respect to each director nominee is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table on page 64.

Stephen D. Williams, age 57, has served as the Chairman of our Board of Directors since March 31, 2016. Mr. Williams served as the interim Chief Executive Officer of Coal Acquisition LLC, the predecessor of Warrior Met Coal, LLC, from November 2015 until March 2016. Mr. Williams has been a consultant at Stephen D. Williams Consulting since July 2015. He has extensive experience working as an executive in the coal industry. From January 2013 to February 2015, he was the Chief Executive Officer of Mechel Bluestone, Inc. Prior to that, he was the Chief Operating Officer of NRI, LLC, where he focused on coal acquisitions, from October 2010 to December 2012, and the Chief Operating Officer of INR Energy, LLC, a coal company, from October 2009 to August 2010. From August 2007 to September 2009, Mr. Williams was the Senior Vice President of North American Coal at Cliffs Natural Resources. Mr. Williams graduated from West Virginia University’s College of Mineral and Energy Resources with a Bachelor of Science degree in Mining Engineering, and received his Juris Doctor degree from West Virginia University’s College of Law.

Mr. Williams has considerable experience in all facets of multiple coal operations, including the operation of longwall coal mines. For this reason, the Board believes Mr. Williams is qualified to serve as a director.

Ana B. Amicarella, age 54, has served as one of our directors since August 10, 2018. Ms. Amicarella has served as Chief Executive Officer of Ethos Energy, a leading independent turbine services provider, since December 2019. From 2014 to 2019, Ms. Amicarella served as Managing Director for the Latin American business of Aggreko plc (LSE listed under “AGK.L”), a rental business of mobile power plants and temperature control solutions. Previously, she served as Vice President of various business units from 2011 to 2013. Prior to joining Aggreko, Ms. Amicarella served in various executive leadership roles with General Electric Company (NYSE listed under “GE”), including as General Manager of North America Services with GE Oil & Gas from 2007 to 2011, General Manager of Optimization Services from 2002 to 2004, and General Manager of Sales Operations with GE Energy Services from 2000 to 2002. Ms. Amicarella has served on the board of directors of Forward Air Corporation (NASDAQ listed under “FWRD”) since July 2017. Ms. Amicarella graduated from The Ohio State University with a Bachelor of Science degree in Electrical Engineering and received her Master of Business Administration degree from Oakland University. She is also a certified Six Sigma Black Belt.

Ms. Amicarella has extensive knowledge of international operations and sales, as well as experience on a public company board. For these reasons, the Board believes Ms. Amicarella is qualified to serve as a director.

J. Brett Harvey, age 70, has served as one of our directors since April 13, 2017, and was elected as our Lead Independent Director in February 2018. Mr. Harvey was the Chairman of CONSOL Energy Inc. from June 2010 to May 2016, where he also served as Executive Chairman from May 2014 to January 2015, Chief Executive Officer from January 1998 to May 2014, and President from January 1998 to February 2011. Prior to 1998, he was President and Chief Executive Officer of PacifiCorp Energy Inc. from 1995 to 1998 and served in several other management positions at PacifiCorp. Mr. Harvey has served on the boards of directors of Barrick Gold Corporation (NYSE listed under “GOLD”) since 2005 and Allegheny Technologies Incorporated (NYSE listed under “ATI”) since 2007. He served on the boards of directors of CNX Gas Corporation from 2004 to 2014 and CONSOL Energy Inc. (NYSE listed under “CEIX”) from 1998 to 2016. Mr. Harvey graduated from the University of Utah with a Bachelor of Science degree in Mining Engineering.

Mr. Harvey has significant oversight experience managing public companies, industry experience in natural resources markets and substantial corporate governance expertise through his years of service on multiple public company boards. For these reasons, the Board believes Mr. Harvey is qualified to serve as a director.

Walter J. Scheller, III, age 60, was appointed as our Chief Executive Officer and as one of our directors on March 31, 2016. Mr. Scheller was the Chief Executive Officer of Walter Energy, Inc., a Delaware corporation (“Walter Energy”), from September 2011 to March 2016, when certain mining assets of Walter Energy were acquired by Warrior Met Coal, LLC, the predecessor of the Company. He served as President and Chief Operating Officer of Walter Energy’s primary subsidiary, Jim Walter Resources, Inc., from June 2010 to September 2011. Mr. Scheller served on the board of directors of Walter Energy from September 2011 to March 2016 (formerly NYSE listed under “WLT”). On July 15, 2015, Walter Energy and certain of its wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the Bankruptcy Code. Prior to joining Walter Energy, he served as Senior Vice President — Strategic Operations of Peabody Energy Corporation (“Peabody”) from June 2006 to June 2010. Prior to his career at Peabody, Mr. Scheller worked for CNX Gas Corporation as Vice President and, prior to that, at CONSOL Energy Inc. where he held a number of executive and operational roles, the last of which was Vice President — Operations. Mr. Scheller graduated from West Virginia University with a Bachelor of Science degree in Mining Engineering, and received his Juris Doctor degree from Duquesne University and his Master of Business Administration degree from the University of Pittsburgh — Joseph M. Katz Graduate School of Business.

Mr. Scheller is the only officer of our Company who also serves as a director. With over 35 years of experience in the mining sector, Mr. Scheller has significant knowledge of the coal mining industry, as well as leadership, executive management and operational experience. For these reasons, the Board believes Mr. Scheller is qualified to serve as a director.

Alan H. Schumacher, age 74, has served as one of our directors since April 6, 2017. Mr. Schumacher worked for 23 years at American National Can Corporation and American National Can Group, where he served as Executive Vice President and Chief Financial Officer from 1997 until his retirement in 2000, and Vice President, Controller and Chief Accounting Officer from 1985 to 1996. Mr. Schumacher has served on the boards of directors of BlueLinx Holdings Inc. (NYSE listed under “BXC”) since 2004, Blue Bird Corporation (NASDAQ listed under “BLBD”) since 2008, EVERTEC, Inc. (NYSE listed under “EVTC”) since 2013 and Albertsons Companies, Inc. since March 2015. He also served as a director of other companies, including Quality Distribution, Inc. from 2004 to August 2015 and Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”) from 2008 to November 2016. Mr. Schumacher was a member of the Federal Accounting Standards Advisory Board from 2002 through June 2012. Mr. Schumacher graduated from the University of Illinois with a Bachelor of Science degree in Accounting and received his Master of Business Administration degree from Roosevelt University. Mr. Schumacher is a certified public accountant.

Mr. Schumacher has experience as a director on the boards of several public companies and has extensive knowledge of accounting principles, financial reporting and internal controls. For these reasons, the Board believes Mr. Schumacher is qualified to serve as a director.

Gareth N. Turner, age 57, has served as one of our directors since March 31, 2016. Mr. Turner joined Apollo Private Equity in 2005, where he is a Senior Partner focused on the firm’s natural resource activities. From 1997 to 2005, Mr. Turner was employed by Goldman Sachs as a Managing Director in its Industrial and Natural Resources investment banking group. From 2003 to 2005, Mr. Turner was head of Goldman Sachs’ Global Metals and Mining Group and managed the firm’s investment banking relationships with the major companies in the sector. He has a broad range of experience in both capital markets and merger and acquisition transactions. Prior to joining Goldman Sachs, Mr. Turner was employed at Lehman Brothers from 1992 to 1997, by Salomon Brothers from 1991 to 1992 and by RBC Dominion Securities from 1986 to 1989. Mr. Turner served on the boards of directors of Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”) from 2007 to 2014 and Constellium Holdco N.V. from 2010 to 2014. Mr. Turner graduated from the University of Toronto with a Bachelor of Arts degree in Economics, and received his Master of Business Administration degree from the University of Western Ontario School of Business Administration.

Mr. Turner has considerable experience completing and managing private equity investments on behalf of Apollo. With over 20 years’ experience financing, analyzing and investing in public and private companies, many of which were in the metals and mining sectors, Mr. Turner also provides valuable insights to our Board of Directors. For these reasons, the Board believes Mr. Turner is qualified to serve as a director.

There are no family relationships between or among any of our director nominees or executive officers. The principal occupation and employment during the past five years of each of our director nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Information about Executive Officers Who Are Not Also Directors

Set forth below are the biographies of each of our executive officers who is not also a director. As described in the Compensation Discussion and Analysis below, we have employment agreements with each of our executive officers, including our NEOs. The stock ownership with respect to each executive officer is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table on page 64.

Jack K. Richardson, age 59, was appointed as our Chief Operating Officer on March 31, 2016. Mr. Richardson was the Vice President of Murray Energy from September 2015 to March 2016. From June 2014 to August 2015, he served as the Chief Executive Officer of White Oak Resources, LLC. Mr. Richardson was employed by CONSOL Energy Inc. for over 30 years, with his most recent position being Vice President of Coal Operations. Mr. Richardson has worked in the mining sector for over 40 years and has experience in all basins east of the Mississippi River. Mr. Richardson graduated from Bluefield State College with a Bachelor of Science degree in Mining Engineering Technology and an Associate of Science degree in Business Management.

Dale W. Boyles, age 60, has been our Chief Financial Officer since January 1, 2017. From November to December 2016, he provided consulting services to Warrior Met Coal, LLC. Mr. Boyles was the Chief Financial Officer of Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”), a primary aluminum and aluminum coil manufacturer, from November 2013 to November 2016. While in that role, he oversaw the voluntary reorganization under Chapter 11 of the Bankruptcy Code of Noranda in 2016. From 2006 to June 2012, Mr. Boyles served in several capacities for Hanesbrands, Inc. (NYSE listed under “HBI”), an apparel company, including Operating Chief Financial Officer from October 2011 to June 2012, Interim Chief Financial Officer from May 2011 to October 2011, and Vice President, Controller and Chief Accounting Officer from 2006 to May 2011. From 1997 to 2006, he served in various capacities for KPMG LLP, most recently as Audit Partner, Consumer & Industrial Markets. Mr. Boyles was Corporate Division Controller for Collins & Aikman Corporation from 1993 to 1996. Mr. Boyles graduated from the University of North Carolina — Charlotte with a Bachelor of Science degree in Accounting.

Kelli K. Gant, age 49, was appointed as our Chief Administrative Officer on March 31, 2016 and as our Corporate Secretary in January 2017. Ms. Gant was the VP — Human Resources at Walter Energy from August 2011 to March 2016 and the Director — Benefits at Walter Energy from December 2009 to July 2011. Before joining Walter Energy, she was the Senior Vice President and Corporate Benefits Director of Colonial Bank from December 2008 to November 2009, the President of Pension & Benefit Trust Company from July 2007 to November 2008, and the Senior Vice President and Institutional Services Manager of Regions Morgan Keegan Trust from October 2000 to July 2007. Ms. Gant has served on the board of directors of Phoenix Services, LLC since October 2020. Ms. Gant graduated from Auburn University at Montgomery with a Bachelor of Science degree in Human Resources Management, and received her Juris Doctor degree from Jones School of Law at Faulkner University.

Charles Lussier, age 46, has been our Chief Commercial Officer since March 1, 2020, after serving as our Senior Vice President, Sales and Marketing since March 1, 2019. Prior to joining the Company in March 2018 as Vice President, Sales and Marketing, Mr. Lussier was employed as the General Manager of Nitrogen and Latin America Strategy of the global explosives company, Dyno Nobel, from 2015 to 2018. Prior to joining Dyno Nobel, Mr. Lussier worked at Canadian Occidental Petroleum and its successors, Nexen, Nexen Quimica Brasil Ltda. and Canexus, from 1998 to 2015, where he held numerous management positions within Operations, Business Development and Sales and Marketing. During this time, Mr. Lussier spent over 11 years in Brazil working in different locations. Mr. Lussier graduated from the University of Sherbrooke in Quebec, Canada with a degree in Chemical Engineering, and received his Master of Business Administration degree from Athabasca University.

Brian M. Chopin, age 38, was appointed as our Chief Accounting Officer and Controller on March 31, 2016. Mr. Chopin served as Chief Accounting Officer and Controller of Walter Energy from May 2015 to March 2016. Mr. Chopin was the Assistant Corporate Controller from January 2014 to May 2015 and the SEC Reporting Manager from July 2012 to January 2014, of Walter Energy. Before joining Walter Energy, Mr. Chopin was an Audit Manager at KPMG in its Assurance and Advisory Business Services practice from September 2006 to July 2012. Mr. Chopin graduated from the University of Mississippi with a Bachelor of Science degree in Accounting and a Master of Accounting degree with an emphasis in taxation.

Required Vote for Election and Recommendation of the Board of Directors

In order to be elected as a director, a director nominee must receive a plurality of the votes cast by the holders of shares participating in or represented by proxy at our virtual Annual Meeting and entitled to vote on the matter. A plurality of the votes cast means that the six director nominees who receive the greatest number of votes cast “for” their election will be elected as directors. Under a plurality voting standard, abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of each of the six nominees for director named above.

Our Board of Directors recommends that stockholders vote FOR the election of each of the six nominees for director named above.

Proposal 2—Advisory Vote on the Compensation of Our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the rules of the SEC. We intend to continue to hold such an advisory vote on the compensation of our NEOs, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of stockholders until the next vote on the frequency of the “say-on-pay” vote or until our Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our stockholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2024.

As described in detail in the Compensation Discussion and Analysis, we seek to align the interests of our NEOs with the interests of our stockholders and to reward performance that enhances stockholder returns. As discussed in the Compensation Discussion and Analysis, the Compensation Committee intends to continue to place an emphasis on performance-based compensation, as evidenced by the performance-based cash bonus awards granted to the Company’s executive officers since 2016 and the performance-based restricted stock units granted to the Company’s executive officers beginning in 2018. We believe that our compensation program has been, and will continue to be, successful in retaining and motivating our executive officers as necessary for the current and long-term success of the Company.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and narrative disclosures.”

While this “say-on-pay” vote is non-binding and advisory, the Board of Directors and the Compensation Committee value the opinions of our stockholders and intend to consider the vote of the Company’s stockholders when considering future compensation arrangements. To the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, the Compensation Committee and Board will evaluate whether any actions are necessary to address the concerns of stockholders.

Required Vote for Approval and Recommendation of the Board of Directors

The approval, on an advisory basis, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement, requires an affirmative vote of a majority of the votes cast by stockholders participating in or represented by proxy at the virtual Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. The outcome of this proposal is advisory in nature and is non-binding. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the approval, on an advisory basis, of the compensation of our NEOs.

Our Board of Directors recommends that stockholders vote FOR the compensation of our NEOs.

Proposal 3—Ratification of Appointment of Independent

Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2021. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board, at the request of the Audit Committee, has decided to ascertain the position of the stockholders on the appointment. If the appointment is not ratified by an affirmative vote of a majority of the votes cast by stockholders participating in or represented by proxy at this virtual Annual Meeting, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following year. However, the outcome of this proposal is non-binding and advisory in nature.

One or more representatives of Ernst & Young LLP will participate in the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Required Vote for Approval and Recommendation of the Board of Directors

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 will be ratified if approved by the affirmative vote of a majority of the votes cast by stockholders participating in or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal. Brokers, as nominees for a beneficial owner, may exercise discretion to vote on this proposal without instruction of the beneficial owner of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Our Board of Directors recommends that stockholders vote FOR the ratification of the appointment of the independent registered public accounting firm.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Highlights

Our Board of Directors is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. This “Corporate Governance and Board Matters” section of this Proxy Statement describes our governance framework, which includes the following features:

•	4 of 6 directors are independent under NYSE listing standards

•	Lead independent director appointed

•	Unclassified Board with annual elections

•	Equity retention requirements for directors

•	Annual Board and committee evaluations, as well as director self-evaluations

•	Annual assessment of Board leadership structure

•	No supermajority standards — stockholders may amend our bylaws or charter by simple majority vote

•	Mandatory retirement age for directors of 75, subject to exceptions granted by the Board of Directors

•	Risk oversight by full Board and designated committees

•	Policy providing that a director should offer to resign from the Board if he or she has a change in employment tatus, subject to acceptance by the Board

•	Regular executive sessions of independent directors

Board of Directors

The Board of Directors has general oversight responsibility for the Company’s affairs and is guided in its duties and responsibilities pursuant to Delaware law, the Company’s Certificate of Incorporation, Bylaws, Corporate Governance Guidelines and other Company policies, as well as applicable rules and regulations of the SEC, NYSE and other regulatory authorities. The members of the Board are elected by the stockholders and the Board to oversee the management and strategic objectives of the Company’s business to ensure that the long-term interests of the stockholders are being served.

Composition of the Board

Directors are chosen for their ability to contribute to the broad range of issues that come before the Board and its committees. Our Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to effectively satisfy its responsibilities to the stockholders. As part of our annual Board self-evaluation process, the Board evaluates whether or not the Board as a whole has the appropriate mix of skills, experience, backgrounds and diversity in relation to the needs of the Company for the current issues facing the Company.

Directors to be nominated by the Company for election at the annual stockholders’ meeting are approved by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers candidates for Board membership from recommendations by third-party executive search firms and candidates recommended by stockholders and by management, as well as recommendations from its committee members and other members of the Board. The Nominating and Corporate Governance Committee considers various competencies when considering nominees for Board service, each taken into account at the point in time and to the extent to which a candidate would complement or satisfy a present need on the Board or its committees.

Our Nominating and Corporate Governance Committee considers the experience, qualifications, attributes and skills a prospective nominee offers, taking into account the extent to which the nominee would be a valuable addition to the Board or the Board’s committees. The Nominating and Corporate Governance Committee considers various factors in its review, including an assessment of the prospective nominee’s independence, skills, professional accomplishments, experience and industry background, personal and professional integrity, diversity of opinion, relevant knowledge about the issues affecting the Company’s businesses and industry, and the prospective nominee’s ability to dedicate sufficient time to the performance of his or her duties on the Board. If the Nominating and Corporate Governance Committee decides to proceed with further consideration, members of the Nominating and Corporate Governance Committee, as well as other members of the Board as appropriate, may interview the nominee. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to whether the Board should elect the new director or nominate the candidate for election by the stockholders.

Process for Stockholders to Recommend Director Nominees and Make Nominations

A stockholder who wishes to have the Nominating and Corporate Governance Committee consider a prospective director nominee should notify the Company’s Corporate Secretary in writing by delivering a notice that contains the information specified in Section 3.2 of the Company’s Bylaws relating to stockholder nominations, along with any supporting material the stockholder deems appropriate. The Corporate Secretary will promptly forward these materials to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Nominating and Corporate Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules, including without limitation information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Corporate Governance Guidelines set forth factors that the Board and the Nominating and Corporate Governance Committee may consider in evaluating a director nominee, regardless of the nominating party. It is the Nominating and Corporate Governance Committee’s general policy to welcome and consider any and all recommendations. The Company’s Bylaws and Corporate Governance Guidelines can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link).

Separate procedures apply if a stockholder of record wishes to nominate a director candidate for election at a meeting of stockholders. Section 3.2 of the Company’s Bylaws provides for procedures pursuant to which stockholders of record may nominate director candidates at meetings of stockholders. The Company’s Bylaws can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link). To provide timely notice of a director nomination at the 2022 Annual Meeting of Stockholders, the stockholder’s notice must be received by the Corporate Secretary by the deadline specified under “Deadline for Stockholder Proposals” on page 66. A nominating stockholder’s notice must also satisfy the information requirements specified in Section 3.2 of the Bylaws with respect to the nominee for director and the nominating stockholder. The chairperson of the meeting of stockholders will determine whether or not a nomination was made in accordance with the procedures set forth in our Bylaws. If the chairperson determines that a nomination is defective, he or she will declare to the meeting that such nomination is defective, and the defective nomination will be disregarded.

Management Response to COVID-19

In March 2020, the World Health Organization declared the coronavirus disease 2019 (“COVID-19”) outbreak a global pandemic, and throughout 2020 the Company’s management focused first and foremost on the safety of our employees, supporting our local community and ensuring our employees were able to remain employed. Management worked with the National Mining Association and other key national and local stakeholders to secure essential industry designation for the mining industry so that our employees and their families would not have to worry about financial stability during a time of great stress in our country. The Company also put in place numerous safety procedures to protect our workforce during the pandemic and we continue to enhance our practices to remain aligned with federal, state, local and international regulations and guidelines. This includes, among other things, eliminating business travel, staggering manbuses, cage and shift start times to allow for social distancing, enhanced disinfectant cleaning at all locations, maintaining antibacterial supplies at all locations, providing employees with masks, gloves and other gear, eliminating visitors or vendors on property without strict screening processes and testing the temperature of all employees. To date, the Company has not had to idle or temporarily idle its mines. Further, despite the negative impact that the COVID-19 pandemic has had on our business, we have not cut salaries or hourly rates for our employees, nor have we adjusted our benefits coverage or had to furlough any employees.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines, which can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link), set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, employees and outside advisors, and director orientation and continuing education.

Pursuant to the Corporate Governance Guidelines, the Board and each of its committees conduct annual evaluations of their performance, led by the Nominating and Corporate Governance Committee. The evaluation is intended to determine whether the Board and its committees are functioning effectively and fulfilling the requirements set forth in the Corporate Governance Guidelines or the committee’s charter, as applicable. The evaluations also provide the Board and its committees with an opportunity to reflect upon and improve processes and effectiveness. Beginning in 2019, the evaluations also included self-evaluations pursuant to which the directors were asked to examine their own contributions to the Board or committee, as appropriate, and potential areas of improvement.

Also as required by the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee has established, and the Board has reviewed, short- and long-term succession plans for the CEO and other senior management positions, including in the event of unanticipated vacancies in those offices. Additionally, the Corporate Governance Guidelines establish a mandatory retirement age for non-employee directors of 75, subject to exceptions that may be granted by the Board. The Guidelines also provide that a director who experiences a change in employment status should offer to resign from the Board, and the Nominating and Corporate Governance Committee will evaluate whether the Board should accept the resignation based on a review of whether the director continues to satisfy the Board’s membership criteria in light of the director’s new status. The Nominating and Corporate Governance Committee regularly reviews and reassesses the adequacy of the Corporate Governance Guidelines and recommends any proposed changes to the Board, and the full Board approves such changes as it deems appropriate.

Board Leadership Structure

The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s NEOs. Directors also communicate with the Company’s outside advisors, as necessary.

The Board does not have a policy as to whether the role of Chairman of the Board and Chief Executive Officer should be separate or whether the Chairman should be a management or a non-management director. The Corporate Governance Guidelines provide that whether to have the same person occupy the offices of Chairman and Chief Executive Officer should be decided by the Board, from time to time, in its business judgment after considering relevant circumstances. Since March 31, 2016, the roles of the Chairman and the Company’s Chief Executive Officer have been held separately, but the Chairman is not an independent director. The Board believes that this leadership structure promotes strategy development and execution, and facilitates information flow between management and the Board. Mr. Williams serves as non-executive Chairman and Mr. Scheller serves as Chief Executive Officer. As the non-executive Chairman, Mr. Williams acts as the key liaison with the Chief Executive Officer, sets the agendas for Board meetings in consultation with the Lead Director (as defined below), presides over meetings of the Board and the stockholders, communicates the Board of Directors’ feedback to the Chief Executive Officer and communicates on behalf of the Board with various constituencies involved with the Company.

As Mr. Williams is not considered independent by the Board, as detailed below under “Director Independence,” the Board of Directors determined that it was in the best interests of the Company and its stockholders to elect an independent director to serve in a lead capacity (the “Lead Director”) to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine. The Board elected J. Brett Harvey as the Lead Director on February 13, 2018, and adopted a Lead Director Charter in order to set forth the duties and responsibilities of the lead independent director of the Board, which can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link). The Lead Director Charter provides that the lead independent director of the Board will, among other duties, preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors, serve as a liaison between the Chairman and the non-management directors, and provide input to the Chairman regarding Board agendas and the schedule of meetings.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the Board’s directors must be “independent” under applicable criteria established by the NYSE. Our Corporate Governance Guidelines also provide that the Board shall perform an annual review of the independence of each director and director nominee and make an affirmative determination as to each director’s independence. In making this affirmative determination, NYSE listing standards require that our Board consider whether each director has a “material relationship” with the Company (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company). The Board has determined that each of Messrs. Harvey, Schumacher and Turner and Ms. Amicarella is an independent director under applicable NYSE criteria.

Each year, our directors complete a questionnaire that, among other things, elicits information to assist the Board, with the assistance of the Nominating and Corporate Governance Committee, in assessing whether the directors meet the applicable independence standards. Using these responses and other information, the Nominating and Corporate Governance Committee evaluates, with regard to each director, whether the director currently has or had any (1) employment or professional relationship that, in and of itself, would, pursuant to the NYSE’s general independence standards, require a conclusion that the director is not independent and/or (2) employment or professional relationship with any organization with which the Company has or had a relationship, where the organization made or received payments from the Company. The Nominating and Corporate Governance Committee then determines whether the amount of any such payments requires, pursuant to the NYSE’s general independence standards or otherwise, a conclusion that the director is not independent. Furthermore, the Nominating and Corporate Governance Committee discusses any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the independence requirements, might impede a director’s independence and makes a recommendation to the Board regarding the director’s independence.

The applicable criteria established by the NYSE and the SEC generally require issuers to have an audit committee composed of at least three members, each of whom (i) satisfies the NYSE’s general independence standards, (ii) meets the heightened independence standards imposed by Rule 10A-3 under the Exchange Act and (iii) is financially literate as interpreted by the issuer’s board of directors. The Board has determined that each current member of the Audit Committee satisfies these requirements. The Board also has determined that Mr. Schumacher is an “audit committee financial expert” in compliance with the criteria established by the SEC and NYSE, and that Mr. Schumacher’s simultaneous service on the audit committees of more than three public companies does not impair the ability of Mr. Schumacher to effectively serve on the Audit Committee.

Additionally, the Board has determined that each current member of the Compensation Committee and Nominating and Corporate Governance Committee, as well as each director who served on either of such committees during 2020, satisfies the NYSE’s general independence standards. In affirmatively determining the independence of each member of the Compensation Committee, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to, the source of such director’s compensation and whether such director is affiliated with the Company.

Board of Directors Meetings and Committees

Meeting Attendance

Under our Corporate Governance Guidelines, directors are expected to attend all Board meetings and meetings of the committees of the Board on which they serve, and directors are encouraged to attend the annual meetings of stockholders. None of the directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committees in 2020. All of the directors attended our 2020 Annual Meeting of Stockholders.

The following table sets forth the current membership of each committee of the Board of Directors and the number of meetings that the Board and each committee held during 2020:

Director	Board	Audit	Compensation	Nominating and Corporate Governance	Environmental, Health and Safety	Finance
Stephen D. Williams	C				C	•
Ana B. Amicarella	•	•		•	•
J. Brett Harvey	Lead Independent	•	•	C
Walter J. Scheller, III (Chief Executive Officer)	•				•	•
Alan H. Schumacher	•	C	•
Gareth N. Turner	•		C	•		C
Number of 2020 Meetings	6	5	5	4	4	6

Standing Committees

The Board currently has five standing committees and, upon the recommendation of the Nominating and Corporate Governance Committee, appoints the members of those committees. The standing committees include (1) the Audit Committee, (2) the Compensation Committee, (3) the Nominating and Corporate Governance Committee, (4) the Environmental, Health and Safety Committee and (5) the Finance Committee. From time to time, the Board may also add new committees or remove existing committees as it deems advisable in the fulfillment of its responsibilities.

Each of the standing committees of the Board is governed by a written charter, and each committee conducts an annual evaluation of its performance and its charter. The charter for each committee can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link).

Audit Committee

The Audit Committee charter states that the Audit Committee shall consist of at least three members, all of whom are determined by the Board to meet the general and heightened independence requirements of the NYSE and the SEC. The charter also requires that all Audit Committee members must be financially literate, at least one member shall be an “audit committee financial expert” in compliance with the criteria established by the SEC and NYSE, and none of the members shall have participated in the preparation of the financial statements of the Company or any current subsidiary during the past three years. The primary duties of the Audit Committee are to:

•	assist our Board in its oversight responsibilities regarding the integrity of our financial statements, the independent auditor’s qualifications, independence and performance, the performance of our internal audit function and our compliance with legal and regulatory requirements;

•	discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the adequacy of the internal controls over financial reporting;

•	discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles;

•	select, oversee and, if appropriate, replace the Company’s independent auditor, considering qualifications, independence and performance; approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent auditor therefor;

•	establish policies for the Company’s hiring of employees or former employees of the independent auditor;

•	review and discuss with management, the senior officer responsible for the design and implementation of the internal audit function, and the independent auditor the annual audit plan, budget, activities, organizational structure and qualifications of the persons performing the design and implementation of the internal audit function;

•	in accordance with the Company’s Related Party Transactions Policy, review and approve related party transactions, including any related party transactions in which the Company is a participant and for which disclosure would be required under Item 404(a) of Regulation S-K;

•	establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	discuss and review the Company’s policies and guidelines with respect to risk assessment and risk management, and discuss with management the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures.

The Audit Committee has adopted procedures in its Audit Committee Pre-Approval Policy for pre-approving auditing services, internal control-related services and permitted non-audit services provided by the Company’s independent auditor. The Committee may delegate this authority to one or more of its members, provided that such member or members report any pre-approval decisions to the Audit Committee at its next meeting.

Compensation Committee

The Compensation Committee charter states that the Compensation Committee shall consist of at least three members, all of whom are determined by the Board to meet the NYSE’s general independence requirements. In addition, at least two members must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The primary duties of the Compensation Committee are to:

•	in consultation with senior management, establish the Company’s general compensation philosophy and objectives;

•	review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives, and, based on this evaluation, determine the CEO’s compensation level, including salary, bonus, and incentive and equity compensation;

•	review and approve all compensation for non-CEO executive officers;

•	review, approve and administer incentive compensation and equity-based plans, which includes the ability to adopt, amend and terminate such plans;

•	review and approve the following as they affect the CEO and non-CEO executive officers: (a) any employment agreements and severance arrangements; (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (c) any special or supplemental compensation and benefits for the CEO and non-CEO executive officers and individuals who formerly served as executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment;

•	review and discuss with management the disclosures made in the Compensation Discussion and Analysis and recommend to the Board whether the Compensation Discussion and Analysis and the Compensation Committee report should be included in the Company’s annual report or proxy statement;

•	review and consider the results of the most recent stockholder advisory vote on executive compensation when determining compensation policies and making decisions on executive compensation; and

•	review and make recommendations to the Board with respect to director compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee charter states that the Nominating and Corporate Governance Committee shall consist of at least three members, all of whom are determined by the Board to meet the NYSE’s general independence requirements. The primary duties of the Nominating and Corporate Governance Committee are to:

•	identify individuals qualified to become directors and recommend to the Board the director nominees for election by stockholders at each meeting of stockholders at which directors will be elected;

•	develop and recommend to the Board a set of corporate governance guidelines applicable to the Company and review and reassess the adequacy of such guidelines at least annually and recommend any proposed changes to the Board for approval;

•	oversee the annual evaluations of the Board and each of the committees of the Board;

•	periodically review the criteria for the selection of new directors to serve on the Board and recommend any proposed changes to the Board for approval;

•	periodically review and make recommendations to the Board regarding the composition, size, purpose, structure, operations and charter of each of the Board’s committees; and

•	annually recommend to the Board the chairpersons and members of each of the Board’s committees.

Environmental, Health and Safety Committee

The Environmental, Health and Safety Committee charter states that the Environmental, Health and Safety Committee shall consist of at least three members, all of whom are environmentally knowledgeable. The primary duties of the Environmental, Health and Safety Committee are to:

•	review periodically, and update as appropriate, the various policies and procedures of the Company regarding compliance with the various laws, regulations and rules pertaining to health, safety and the environment;

•	monitor Company compliance with its policies and procedures concerning health, safety and the environment, including obtaining periodic reports from Company and subsidiary management, environmental counsel and health and safety personnel;

•	review assessments of and discuss with management the Company’s material environmental, health and safety risks and the Company’s implementation of appropriate strategies to manage such risks, including internal and independent environmental, health and safety audits; and

•	review and recommend approval of any environmental and safety disclosures required to be included in the Company’s filings with the SEC.

Finance Committee

The Finance Committee charter states that the Finance Committee shall consist of at least three members. The primary duties of the Finance Committee are to:

•	review management’s policies and make recommendations to the Board related to the Company’s capital structure, annual financing plans, issuance of debt and equity securities, credit agreements and other financial matters;

•	oversee the Company’s compliance with debt covenants and monitor the Company’s key financial ratios;

•	review and discuss with management and make recommendations to the Board regarding the Company’s insurance coverages, including property and casualty and directors’ and officers’ liability; and

•	oversee, along with the Lead Director of the Board, and make recommendations to the Board regarding any material merger, acquisition or divestiture, including pricing and contractual terms and such other matters as the Committee determines is reasonably necessary.

The Board’s Role in Risk Management

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for oversight of the Company’s risk management. The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their areas of focus. The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our major financial risk exposures, and oversees the steps management has taken to monitor and control those exposures. The Compensation Committee considers risk issues when establishing and administering our compensation program for executive officers and other key personnel. The Nominating and Corporate Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board how its effectiveness can be improved by changes in its composition and organization. The Environmental, Health and Safety Committee reviews assessments of and discusses with management the Company’s material environmental, health and safety risks and the Company’s implementation of appropriate strategies to manage such risks, including internal and independent environmental, health and safety audits. The Finance Committee considers various risks when advising management and the Board with respect to the Company’s financial policies, strategies and capital structure.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to all of the Company’s officers (including the Company’s principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions), directors and employees. The Audit Committee of the Board regularly reviews the Code of Conduct and recommends changes to the Board for approval. If the Audit Committee grants any waivers of the Code of Conduct to any of our directors or officers, we will, if required, disclose these matters in the “Investors” section of our website at www.warriormetcoal.com on a timely basis. The Code of Conduct can be found in the “Investors” section of our website at www.warriormetcoal.com (under the “Corporate Governance” link).

Sustainability and Corporate Responsibility

Under the leadership of our Board and Environmental, Health and Safety Committee, we are committed to operating in a sustainable manner and being a responsible corporate citizen. The Company’s leadership is focused on establishing measurable sustainability goals and providing detailed information about its initiatives to the Company’s investors, employees, customers, community and other stakeholders. In December 2020, we issued our 2020 Corporate Responsibility Report, which provides significant disclosure and transparency regarding our corporate-wide sustainability efforts. This Report was prepared in accordance with the Global Reporting Initiative (GRI) Standards (Core Option) and the Sustainability Accounting Standards Board (SASB) standards for Coal Operations, and highlights our goals of becoming an industry leader in environmental stewardship, maintaining a strong environmental compliance record and safety statistics that are better than the industry average, and forming collaborative partnerships focused on workforce development and our communities. Our 2020 Corporate Responsibility Report (which is not incorporated into this Proxy Statement) can be found in the “Corporate Sustainability” section of our website at www.warriormetcoal.com. Highlights of the Company’s sustainability and corporate responsibility efforts are provided below:

➢	Safety: Our health and safety policies and programs are the cornerstone of our operating philosophy and are integrated into all of our daily operations and activities. Management’s continued emphasis on enhancing our safety performance has resulted in total reportable incident rates at Mine No. 4 and Mine No. 7, based on Mine, Safety and Health Administration (“MSHA”) criteria, which are lower than the national total reportable incidence rate for all underground coal mines in the United States. In 2020 our safety incident rate was 32% lower than the national coal industry average, and we had a 0% fatality rate. Additionally, our total reportable incident rate is a component of our incentive compensation program, tying the Company’s performance in this area to management’s compensation. We also had 100% compliance with annual MSHA safety training requirements. This record reflects our effectiveness in protecting our employees, and we strive for the ultimate goal of zero safety incidents. In 2018, we created the position of Vice President of Safety, who is responsible for developing and overseeing health and safety programs at the Company’s mines. This individual regularly reports to the Environmental, Health and Safety Committee in order to keep the Board apprised of the Company’s safety-related efforts and challenges.

➢	Environmental: We take our responsibility to the environment seriously. All of the coal we produce is of metallurgical quality extracted from underground coal mines that are 1,400 to 2,100 feet underground, resulting in a lower environmental impact and land disturbance than surface mining. We continually invest in new technologies to lessen our environmental impact and to improve our efficiencies and productivity.
o	Methane reclamation: We are proud of our industry-leading environmental performance, including our award-winning reclamation activities, and we have increased our greenhouse gas (“GHG”) captured by 5% since 2019. We operate a low-quality gas plant that allows us to capture and process 67% of our methane that would otherwise be vented into the atmosphere, and distribute it for consumer use. We are actively engaged in the EPA’s voluntary programs to reduce and report GHG emissions and to improve estimates of national GHG emissions.
o	Water management: We have a strong environmental compliance record (99.8%) with the EPA’s National Pollutant Discharge Elimination System (NPDES) program, which addresses water pollution by regulating point sources that discharge pollutants into U.S. waters. We also monitor adjacent streams and groundwater wells quarterly in order to determine if these water supplies could potentially have been affected by mining operations. Waste water, or water used for mining or processing of coal, is stored in locations such as impoundment structures or clarifying or settling ponds. We have set a goal to reduce water usage at current facilities by 25% by 2030.

o	Waste management: The MSHA has three hazard classifications for tailings that reflect the potential for danger to life, property or the environment in the event of an unintentional release of water or slurry from an impoundment. The Company’s seven tailings impoundments are all classified as “Low Hazard” by MSHA. In 2019, the Company contracted with a licensed professional engineer to conduct independent inspections and to certify that the current tailings facilities meet MSHA design standards, and we will continue to have similar annual inspections. Beginning in 2021, the Company will evaluate its tailings facilities with a goal to comply with the newly released Global Industry Standard on Tailings Management, which strives to accomplish a goal of zero human or environmental harm.
o	Land reclamation: We continue to improve our land reclamation efforts, and we received approval from the Alabama Surface Mining Commission in 2020 for the final release of 466 reclaimed acres. The Company is highly proactive in planning all ongoing and future activities to minimize negative impacts to wildlife and their habitats by mining activities. All of the Company’s permit applications are reviewed by the regional U.S. Fish and Wildlife office for potential negative impacts to any protected species or habitat within the area.

➢	Social: We strive to maintain a positive and productive corporate culture by fostering a thriving, diverse workforce. In 2020, we launched a diversity recruitment initiative in order to increase minority representation, and we are focused on emphasizing diversity and inclusion practices and initiatives. Our workforce is currently approximately 24% racially and/or ethnically diverse. We invest in our employees through health and wellness programs, competitive total rewards and development opportunities. The Company is also focused on being a responsible citizen within the community, and during the COVID-19 crisis, we worked with community partners and local nonprofit organizations to quickly identify the immediate need within our area. During 2020, the Company made cash contributions to the Community Food Bank of Central Alabama, West Alabama Food Bank, the American Red Cross and various other local charities. The Company also supported the America Red Cross through an employee blood drive.

➢	Board and Management Oversight: Our Board regularly reviews the Company’s safety and environmental performance, as well as other corporate responsibility matters. Our executive leadership team actively manages the Company’s performance and strives to ensure these core values are ingrained in the Company’s culture. We believe that our performance in the areas of safety and environmental stewardship in particular are integral to our operational and financial performance and to enhancing long-term stockholder value.

Equity Retention Policy for Non-Employee Directors

The Board of Directors has always encouraged the Company’s non-employee directors to have a financial stake in the Company, and the directors have generally owned shares of our common stock. In October 2020, the Compensation Committee of the Board of Directors amended the Equity Retention Policy previously applicable only to executives to apply to non-employee directors. Such policy requires the Company’s non-employee directors to retain the net shares (as defined in the Equity Retention Policy) resulting from the vesting or exercise, as applicable, of all equity compensation awards granted to such individual after January 1, 2018 for five years.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2020, directors who served on our Compensation Committee included Messrs. Turner, Harvey and Schumacher. No member of our Compensation Committee during 2020 was an employee or officer or former employee or officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K.

None of our executive officers served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or Compensation Committee during 2020.

Communication with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties may contact an individual director, the entire Board, or a specified Board committee or group, including the independent directors as a group, by mailing such communication to:

Warrior Met Coal, Inc.

c/o Corporate Secretary

16243 Hwy 216

Brookwood, Alabama 35444

Each communication should specify the applicable addressee(s) to be contacted, as well as the general topic of communication. The Corporate Secretary will initially receive and process communications before forwarding them to the addressee. Stockholders and other interested parties may also email Dale W. Boyles, the Company’s Chief Financial Officer, at dale.boyles@warriormetcoal.com.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2020 executive compensation program and the compensation paid by us to the following named executive officers (or “NEOs”): Walter J. Scheller, III, Chief Executive Officer (“CEO”), Jack K. Richardson, Chief Operating Officer, Dale W. Boyles, Chief Financial Officer, Kelli K. Gant, Chief Administrative Officer and Corporate Secretary, and Charles Lussier, Chief Commercial Officer.

Overview

Warrior Met Coal is a U.S.-based, environmentally and socially minded supplier of metallurgical coal to the global steel industry. We are dedicated entirely to mining non-thermal metallurgical coal used as a critical component of steel production by metal manufacturers in Europe, South America and Asia. We are a large-scale, low-cost producer and exporter of premium met coal, also known as hard-coking coal (HCC), operating two highly productive underground mines in Alabama. The HCC that Warrior produces from the Blue Creek coal seam in Alabama contains very low sulfur, has strong coking properties and is of a similar quality to coal referred to as the premium HCC produced in Australia. The premium nature of Warrior’s HCC makes it ideally suited as a base feed coal for steel makers and results in price realizations near the Platts Index price. Our strategy of achieving high realized prices relative to other U.S. met coal producers while maintaining a low-cost structure has driven strong financial performance.

COVID-19 Impact on Compensation

The Company’s management team drove many positive developments during the year ended December 31, 2020 and the overall value of our 2020 executive compensation package was above the targeted level, reflecting performance that, despite the emerging impact of the coronavirus disease 2019 (“COVID-19”) pandemic, exceeded our short-term objectives. The Company operates in a critical infrastructure industry, as defined by the U.S. Department of Homeland Security, allowing the Company to continue to operate its mines throughout the pandemic. To date, the Company has not had to idle or temporarily idle its mines, which allowed management to guide the Company to above-target performance in certain metrics during 2020. The Company continues to appropriately adjust its operational needs, including managing expenses, capital expenditures, working capital, cash flows and liquidity. The Company has delayed the development of the Blue Creek project until at least the summer of 2021 and also temporarily suspended its stock repurchase program. Due to the Company’s ability to perform above target in 2020, resulting in a payout of the annual cash incentive awards at 137.27% of target and a payout of the performance-based RSUs eligible to be earned for 2020 at 98.76% of target, the Compensation Committee did not conclude that it was necessary to grant discretionary compensation for 2020 or make any structural changes to the incentive compensation program for 2021.

Compensation in Context: Company Performance in 2020

The year ended December 31, 2020 was a challenging year. COVID-19 had an unprecedented impact on our business, adversely affecting the economies and financial markets of many countries, including those of our customers, which are primarily located in Europe, South America and Asia. Despite the ongoing challenges posed by COVID-19, we are pleased with our performance in 2020.

The following list highlights our key accomplishments for the year ended December 31, 2020:

•	We achieved an annual sales volume of 6.7 million metric tons and production volume of 7.1 million metric tons;

•	We continued to successfully implement and maintain social distancing procedures under the guidelines issued by the Centers for Disease Control and Prevention related to COVID-19 while continuing to operate our mines near capacity;

•	We achieved our lowest annual cash cost of sales per metric ton of $92.31;

•	We reduced 2020 selling, general and administrative expenses by 11% to $32.9 million;

•	We reduced planned capital expenditures by 40%, or $57.5 million, from plan;

•	We delivered positive cash flows from operations and nearly positive free cash flow in a low price environment while continuing to invest $114.6 million in property, plant and equipment and mine development;

•	We maintained a strong balance sheet with total liquidity of $243.5 million, consisting of cash and cash equivalents of $211.9 million and $31.6 million available under our ABL Facility; and

•	We demonstrated an ongoing commitment to returning capital to our stockholders, paying our regular $0.05 per share quarterly dividends.

As detailed in this Compensation Discussion and Analysis, our compensation program is designed to link executive pay with corporate and individual performance, and one of the ways we do this is to tie our annual cash incentive awards to the primary performance metrics that management uses to evaluate the Company’s performance:

➢	Safety rates: Our dedication to safety is at the core of all of our overall operations as we work to further reduce workplace incidents by focusing on policy awareness and accident prevention. Our continued emphasis on enhancing our safety performance has resulted in a reportable incident rate of 3.36 for the year ended December 31, 2020, compared to our target goal of 2.86.

➢	Adjusted EBITDA: Our management uses Adjusted EBITDA (as defined below under “Elements of 2020 Executive Compensation—Annual Cash Incentive Awards”) as a supplemental financial measure to assess our financial condition and operating performance. This measure does not comply with generally accepted accounting principles (“GAAP”) in the United States, and the GAAP measure most directly comparable to Adjusted EBITDA is net income. For the year ended December 31, 2020, we achieved Adjusted EBITDA (adjusted to remove certain costs) of approximately $112.6 million, compared to our target goal of approximately $261.6 million.

➢	Capital expenditures: Our mining operations require investments to maintain, expand, upgrade or enhance our operations and to comply with environmental regulations. In 2020, we continued to balance our free cash flow and liquidity preservation against maintenance and discretionary capital spending as we navigated the effects of the COVID-19 pandemic. This consisted of not only sustaining capital but also discretionary capital for projects that will increase efficiency, increase production and lower costs over time. For the year ended December 31, 2020, we achieved certain capital expenditures of approximately $87.5 million, compared to our target goal of $134.2 million.

➢	Metric tons of production: We continued to successfully implement social distancing procedures under the guidelines issued by the Centers for Disease Control and Prevention related to COVID-19 while continuing to operate our mines near capacity. In the year ended December 31, 2020, we produced 7.1 million metric tons of met coal from Mine No. 4 and Mine No. 7, compared to our target goal of approximately 6.5 million metric tons.

➢	Cash cost of production per metric ton: We believe Mine No. 4 and Mine No. 7 are two of the lowest cost met coal mines in North America. Our low-cost position is derived from our operations’ favorable geology, automated longwall mining methods and significant flexibility allowed under our workforce agreements. Maintaining and further improving our low-cost operating profile is an important goal for us. In the year ended December 31, 2020, we achieved a cash cost of production per metric ton that was approximately 16% better than our target goal.

As detailed below under “Elements of 2020 Executive Compensation—Annual Cash Incentive Awards—Actual 2020 Results,” the Company’s performance under these metrics resulted in a payout of the annual cash incentive awards at 137.27% of target.

In order to further align executives’ interests with those of the stockholders and motivate the behaviors that our Compensation Committee and Board of Directors believe will drive growth and value in our business, we changed the structure of the equity incentive awards granted to NEOs and key employees in 2018 by providing for a more stockholder-aligned equity incentive mix comprised of a majority of performance-based RSUs and a minority of time-based RSUs. The performance-based RSUs are earned on the basis of the Company’s performance in each of the three years beginning with the year of the date of grant, and as with the annual cash incentive awards, these long-term equity awards are tied to performance metrics that management uses to evaluate the Company’s performance:

➢	Longwall feet of advance: This metric reflects management’s focus on operational efficiency. In the year ended December 31, 2020, we achieved annual longwall feet of advance that was approximately 1% greater than the target level.

➢	Continuous miner feet of advance: This metric reflects management’s focus on operational efficiency. In the year ended December 31, 2020, we achieved annual continuous miner feet of advance that was approximately 95% of the target level.

➢	Cash cost of production per metric ton: As detailed above, this metric reflects management’s focus on our key business strategy of maintaining and further improving our low-cost operating profile. In the year ended December 31, 2020, we achieved a cash cost of production per metric ton that was approximately 16% better than our target goal.

➢	Total shareholder return: We compare the Company’s total shareholder return to that of its peer group, which reflects that our executive compensation program should align management’s interests with those of our stockholders and incentivize performance relative to the Company’s peers. In the year ended December 31, 2020, we achieved total shareholder return of approximately 1.85%, compared to our peer group median of -25.75%.

As detailed below under “Elements of 2020 Executive Compensation—Long-Term Equity Incentives—Actual 2020 Results,” the Company’s performance under these metrics resulted in a payout of the performance-based RSUs eligible to be earned for 2020 at 98.76% of target.

Compensation Philosophy and Objectives

One of our primary objectives is to achieve and sustain significant increases in shareholder value. Our executive compensation program has been designed to support this objective with a clear link between pay and corporate and individual performance, while discouraging executives from taking excessive risks. We structure our compensation plans to provide target compensation levels and opportunities that are competitive with the median target opportunities for comparable positions among the companies that comprise our peer group. We continue to refine our peer group to be reflective of similar businesses of comparable size, as well as businesses that are representative of the market place for talent in which we compete. This approach is also aimed at ensuring our ability to attract, retain and motivate the executives, managers and professionals who are critical to our short- and long-term success. A significant portion of our executives’ compensation is “performance-based” in the form of both short- and long-term incentives that are intended to motivate balanced decision-making by our executives while also aligning their interests with those of our shareholders.

Executive Compensation Program Objectives and Principles

Our primary compensation objectives are to:

•	Attract, motivate and retain top executive and managerial talent,

•	Reward our executives for the achievement of our annual and long-term performance goals,

•	Drive future short- and long-term performance,

•	Discourage excessive risk-taking, and

•	Align managements’ interests with those of the stockholders.

While the individual compensation elements may differ, the design of the executive compensation program is generally based on the same objectives as the overall compensation program provided to all of our employees. The Compensation Committee has established the following principles, which are meant to effect these compensation objectives and guide the design and administration of specific plans, agreements and arrangements for our executives:

Principle	Description
Compensation Should Be Performance-Based

The Compensation Committee believes that a significant portion of our executives’ total compensation should be tied to how well the Company performs relative to applicable financial, strategic, operational and safety objectives and how well they perform individually. To accomplish this, the Compensation Committee uses a variety of targeted, performance-based compensation vehicles in our executive compensation program that are specifically designed to incorporate performance criteria that promote our annual operating plan and long-term business strategy, build long-term stockholder value and discourage excessive risk-taking.

As the Compensation Committee believes that there should be a strong correlation between executive compensation and Company performance, in years when our performance exceeds objectives established for the relevant performance period, executives should be paid more than 100% of the established target award. Conversely, when performance does not meet the established objectives, incentive award payments should be less than 100% of the established target level or eliminated altogether if actual results are below the threshold performance levels.

Compensation Should Reinforce Our Business Objectives and Values	Our objective is to increase stockholder value through our continued focus on asset optimization and cost management to drive profitability and cash flow generation. Our key strategies to achieve this objective include: maximizing profitable production; maintaining and improving our low-cost operating cost profile; broadening our marketing reach; maintaining a strong correlation between realized coal prices and market indices; and capitalizing on opportunities for technological innovation to continue to reduce our impact on the environment. The Compensation Committee considers these strategies, as well as the Company’s risk tolerance, when identifying the appropriate incentive measures and setting the goals and objectives applicable to our NEOs.
Performance-Based Compensation Should Be Benchmarked	The Compensation Committee believes that the use of internal performance metrics alone would yield an incomplete picture of Company performance. Accordingly, the performance-based element of our executive compensation program also emphasizes and evaluates the Company’s performance relative to similarly situated organizations on the basis of industry focus, scope of operations and size. This evaluation serves as a means to assess, on a comparative basis, how well we deliver results that build long-term shareholder value which, in turn, allows us to better establish the performance expectations of the executives leading the Company.
The Majority of Our Executives’ Compensation Should Be Variable and “At Risk”	The Compensation Committee inherently believes that pay and performance should be directly linked. In support of this objective, we seek to ensure that our incentive compensation programs are consistent with, and supportive of, our short- and long-term strategic, financial, operational and safety goals by making a significant portion of each NEO’s total compensation variable and “at risk,” with payouts dependent on the successful achievement of our articulated performance goals, which are set annually by the Compensation Committee.

Snapshot: How Compensation is Delivered to Our NEOs

The total direct compensation opportunities of our NEOs for 2020 are comprised of the following elements:

	Core Compensation Element	Underlying Principle	Description
Fixed Compensation	Base Salary	To provide a competitive level of fixed compensation that serves to attract and retain high-caliber talent and is predicated on responsibility, skills and experience.	Base salaries are generally reviewed annually and may be modified on the basis of merit, promotion, internal equity considerations and/or market adjustments.
Variable Compensation	Annual (Cash) Incentive Award	To reward achievement of corporate and individual NEO goals and contributions to the Company.	Annual incentive awards are based on objective performance metrics, but also allow the Compensation Committee to apply discretion (both negative and positive, up to appropriate, applicable limits) in considering quantitative and qualitative performance. Annual incentive awards are delivered to our NEOs in cash.
	Long-Term (Equity) Incentive Award	To promote the recruitment and retention of our NEOs, to reward performance that drives stockholder value creation and to align the interests of our management team with those of our stockholders.	Long-term incentive awards are delivered to our NEOs in a combination of performance-based and time-based restricted stock units (“RSUs”).

Shareholder Advisory Votes on Executive Compensation

Pursuant to SEC rules, we provided our stockholders with the opportunity in 2020 to vote to approve, on an advisory basis, the compensation of our NEOs (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At the 2020 Annual Meetings of Stockholders, over 96% of the votes cast on the “say-on-pay” proposal were voted in favor of the compensation of our NEOs as disclosed in the proxy statement for such meeting. Our Compensation Committee considered this high level of stockholder support when determining the compensation for 2021, and decided not to make any significant changes to the structure of our compensation program. The Committee concluded that the Company’s compensation program should continue to emphasize the performance, alignment and retention objectives described herein.

As required by SEC rules, we also provided our stockholders with an opportunity to vote, on an advisory basis, on the frequency of future say-on-pay votes at the 2018 Annual Meeting of Stockholders. At that meeting, the Company’s stockholders voted overwhelmingly to recommend that future say-on-pay votes be held annually. Our Board adopted that recommendation and, accordingly, we intend for our stockholders to continue to have an annual opportunity to vote to approve, on an advisory basis, the compensation of our NEOs. Pursuant to SEC rules, the next advisory vote on the frequency of future say-on-pay votes will be held no later than the Company’s 2024 Annual Meeting of Stockholders.

Role of the Compensation Committee

Our Compensation Committee, which currently consists of three members of the Board, all of whom qualify as independent under NYSE listing standards, reports regularly to the Board and annually evaluates its own performance. It meets periodically during the year, generally in conjunction with regular meetings of the Board. The primary goal of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities related to setting, monitoring and implementing a compensation philosophy and strategy designed to enhance profitability and fundamental value for the Company. It also reviews and approves the salary and other compensation of the CEO and our other executive officers, as well as the compensation and benefits of our non-employee directors on an annual basis. The Compensation Committee determines incentive compensation targets and awards under various compensation plans and makes grants of restricted stock units and other awards under our stock incentive plans.

Our Compensation Committee has the authority to engage the services of outside advisors. In July 2020, the Compensation Committee retained Pay Governance LLC, an independent compensation consulting firm, to provide market and peer group data, to examine pay and performance matters, and to assist the Compensation Committee in developing compensation programs and making compensation decisions applicable to the Company’s executive officers and non-employee directors. The Compensation Committee was assisted by Lyons, Benenson & Company Inc. (“Lyons, Benenson”) from June 2017 until July 2020. In determining the compensation of the executive officers other than the CEO, the Compensation Committee takes into account current compensation levels and peer group benchmarking, and also considers the recommendations of the CEO, which are based primarily on Company and individual performance as well as competitive market data. The Committee does not use a formula to weight these factors, but, instead, uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs. After the end of the performance period to which a particular incentive award relates, the Compensation Committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance.

Role of Management

Our Compensation Committee determines the compensation of the CEO without management input, but may be assisted in this determination by Pay Governance. In making determinations regarding the compensation for the Company’s non-CEO executive officers, the Compensation Committee may request input from the CEO, other members of the Board and its key committees, and Pay Governance. The CEO recommends compensation, including the compensation provisions of employment and/or severance agreements for those who have them, for the NEOs other than himself, and for all others whose compensation falls under the purview of the Compensation Committee. The Compensation Committee also performs its own assessment of the individual performance of each executive officer. In making these recommendations, the CEO evaluates the performance of each executive, and considers (i) each executive’s current responsibilities and his or her ability to assume increasing responsibilities, (ii) the executive’s compensation opportunity in relation to other executive officers of the Company, (iii) publicly available information regarding the competitive marketplace for talent and (iv) information provided to the Compensation Committee and the Company by Pay Governance. Executive officers, including the CEO, are neither consulted about their respective compensation nor are they present for the discussions or decisions regarding their own compensation. The Compensation Committee is assisted in the administration of its decisions by the Company’s principal administrative and human resources officer. Notwithstanding this input, the Compensation Committee retains full discretion to approve the compensation of the Company’s executive officers.

Role of the Compensation Consultant

Since July 2020, Pay Governance has advised the Compensation Committee regarding annual and long-term incentive plan design, assisted the Committee in determining the compensation peer group, which is described in more detail below, and advised the Committee on competitive compensation practices, comparative market data and the appropriate mix of compensation elements, which the Committee considered in determining the appropriate levels of compensation for each NEO for 2021. The Compensation Committee was assisted by Lyons, Benenson from June 2017 until July 2020, including in determining the appropriate levels of compensation for the NEOs for 2020.

The Compensation Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis. Other than the advice provided to the Compensation Committee on executive compensation, on director compensation described under “Director Compensation” below, and on certain corporate governance matters related to compensation, none of Pay Governance, Lyons, Benenson or any of their affiliates provided additional services to the Company or any of its affiliates in 2020.

Consultant Conflict of Interest Assessment: As required by rules adopted by the SEC under the Dodd-Frank Act, the Compensation Committee assessed all relevant factors and determined that the work of each of Pay Governance and Lyons, Benenson did not raise any conflict of interest in 2020. In making this determination, the Compensation Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act.

Discouraging Excessive Risk-Taking

The Compensation Committee annually reviews the design of our executive compensation program, including whether the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In doing so, the Compensation Committee assesses whether compensation programs used in prior years have successfully achieved our compensation objectives. The Committee also considers the extent to which our compensation program is designed to achieve our long-term financial and operating goals. The Compensation Committee may also consider recommendations from the Audit Committee regarding risks and risk mitigation. Key factors in mitigating any risks associated with the Company’s compensation programs and practices are outlined below:

Balanced Weighting of Performance Metrics in Incentive Compensation Programs	The Company’s annual cash and equity incentive compensation plans use a balanced weighting of multiple performance measures and metrics to determine incentive payouts to our executives and managers. This discourages excessive risk taking by eliminating any inducement to over-emphasize one goal to the detriment of others.
Maximum Compensation Limits	All of our incentive plans provide for maximum payout limits or “caps.”
Equity Retention Requirements For Executives	The Company believes that retention requirements serve to align the interests of management with those of stockholders by requiring executives to hold a meaningful equity position in the Company which, in turn, aligns the executives’ interests with those of the stockholders and, thereby, supports the Company’s objective of building long-term stockholder value. Furthermore, the Company believes that ownership of equity mitigates the risk of executive actions that could potentially damage or destroy equity value.
Policies Regarding Trading in Company Stock	We maintain policies and procedures for transactions in the Company’s securities that are designed to ensure compliance with all insider trading rules. The Company’s policies and procedures also prohibit employees, officers and directors from engaging in certain forms of hedging (as discussed below under “Prohibition on Hedging and Pledging of Company Stock and Equity Award Repricing”) and short-term speculative trading of the Company’s securities, including without limitation short sales and put and call options involving the Company’s securities. We also prohibit employees, officers and directors from pledging the Company’s securities as collateral for loans and holding the Company’s securities in a margin account.
Recoupment Policies	The Board adopted the Warrior Met Coal, Inc. Incentive Recoupment Policy pursuant to which the Company is entitled to recover compensation from any current or former employee or consultant if the Company’s financial statements are required to be restated due to errors, omissions, fraud or misconduct with respect to any fiscal year for which the financial results are negatively affected by such restatement. Each of the employment agreements entered into between the NEOs and the Company contains a similar provision.

Peer Group and Benchmarking

The Compensation Committee reviews competitive market compensation information for the Company’s executive positions. The composition of the peer group is reviewed annually to ensure that each company is appropriate. For 2020, this determination was based on a variety of characteristics, including whether a company is a direct industry peer, is of similar size (as measured by revenue, assets, market capitalization and enterprise value), scope and/or complexity, and whether it is a competitor with the Company for executive and managerial talent. At the direction of the Compensation Committee, the peer group was developed with a particular focus on companies with mining or mining-related businesses that are of similar size, in terms of revenue and market capitalization, to the Company.

We generally seek to provide our executives and managers with base salaries and target bonus and long-term incentive opportunities that are positioned around the median of the competitive market in order to assist in attracting and retaining talented executives and to further motivate and reward NEOs for sustained, long-term improvements in the Company’s financial results and the achievement of long-term business objectives. We recognize, however, that benchmarking is not always reliable and may be subject to significant variation from one year to the next, particularly in a commodity-driven industry. As a result, we also use Company and individual performance in determining the appropriate compensation opportunities for our NEOs, and actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.

In connection with determining the 2020 compensation arrangements of our NEOs, the Compensation Committee utilized the following peer group of 11 companies:

• AK Steel Holding Corporation	• Olympic Steel, Inc.

• Alliance Resources, Inc.	• Peabody Energy Corporation

• Arch Coal, Inc.	• Ramaco Resources, Inc.

• Cleveland-Cliffs, Inc.	• SunCoke Energy, Inc.

• CONSOL Energy Inc.	• Worthington Industries, Inc.

• Contura Energy, Inc.

In late 2020, prior to making compensation decisions for 2021 and in consultation with Pay Governance, the Compensation Committee approved changes to the peer group composition in order to bolster the sample size and better align the Company’s relative positioning versus the median of the scoping metrics. The changes resulted in three companies being removed from the peer group (AK Steel Holding Company, Alliance Resources, and Ramaco Resources) and nine companies being added to the peer group (Century Aluminum, Coeur Mining, Compass Materials, Haynes International, Hecla Mining, Kaiser Aluminum, Materion, Schnitzer Steel, and TimkenSteel). The companies added reflect those in the steel and other relevant adjacent industries. Compared to the revised peer group, the Company ranked at the 29th percentile for revenue, the 60th percentile for market cap and the 76th percentile for EBITDA at the time the Compensation Committee approved these changes. Additionally, in late 2020, the Compensation Committee approved the use of a second peer group that will be used to evaluate relative total shareholder return for the performance-based RSU awards granted in 2021.

2020 Total Compensation Mix

The type and amount of compensation for each NEO is determined after considering a variety of factors, including the executive’s position and level of responsibility within our organization, comparative market data and other external market-based factors. The Compensation Committee uses this information when establishing compensation in order to achieve a comprehensive package that emphasizes pay-for-performance and is competitive in the marketplace. For the 2020 fiscal year, approximately 83% of our CEO’s total compensation and between 70% and 76% of each of our other NEO’s total compensation in 2020 was variable and at risk. The Compensation Committee employs a framework to assess our performance on an absolute basis relative to our goals and objectives, which goals are designed to support our Board-approved business and financial plans and measure our progress against strategic initiatives. The targeted 2020 pay mix, which includes the base salaries, target bonus opportunities and the grant date fair value of our long-term incentive grants (with the performance-based RSUs valued at target level) for the CEO and other NEOs is displayed below:

Elements of 2020 Executive Compensation

The compensation of our NEOs consists of base salaries, annual cash incentive awards, equity awards and employee benefits, as described below. Our NEOs are also entitled to certain compensation and benefits upon qualifying terminations of employment pursuant to their employment agreements and the various award agreements under the Warrior Met Coal, LLC 2016 Equity Incentive Plan (the “2016 Equity Plan”) and the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (the “2017 Equity Plan”), as described below under “Potential Payments Upon a Termination of Employment or Change in Control.”

Base Salaries

Base salaries for our NEOs are determined based on each NEO’s responsibilities and his or her experience and contributions to our business, and each NEO’s employment agreement provides for a minimum base salary. This fixed compensation provides a level of income security that is not subject to financial or operational performance risk. Annual salary reviews of the Company’s executive officers, including the NEOs, generally occur in the beginning of the year at the time of the first regular meeting of the Compensation Committee, with any adjustments taking effect on March 1st. When reviewing a potential salary increase, our Compensation Committee considers the performance of the Company and the NEO during the prior year, the NEO’s current base salary and his or her total cash compensation opportunity relative to other executive officers, both within the Company and the peer group (as described above), recommendations of the CEO and the NEO’s skills and experience.

At a meeting of the Compensation Committee held on February 13, 2020, the Compensation Committee reviewed the base salaries of our executive officers, taking into account the considerations described above. The Committee approved the following base salaries for the NEOs, which salaries became effective on March 1, 2020:

Name	2019 Base Salary	Percentage Increase	2020 Base Salary
Walter J. Scheller, III	$670,000	3.5%	$693,450
Jack K. Richardson	$440,000	3.5%	$455,400
Dale W. Boyles	$415,000	3.5%	$429,525
Kelli K. Gant	$325,000	7.7%	$350,000
Charles Lussier	$300,000	10%	$330,000

Annual Cash Incentive Awards

Annual incentive compensation provides executive officers, including our NEOs, and other key employees the opportunity to earn cash upon the achievement of pre-established, measurable financial, operational and safety objectives for a fiscal year. Our Compensation Committee believes that annual cash incentive awards motivate and provide focus on the achievement of short-term financial, strategic and operational performance goals, which ultimately lead to favorable long-term operating results and contribute to the overall value of the Company. Annual incentive compensation was awarded to certain of our executives, including our NEOs, under the Company’s 2020 annual incentive program (the “2020 Annual Incentive Program”).

The target and maximum amounts of any annual cash incentive award that can be earned by an individual, including our NEOs, are expressed as a percentage of the individual’s base salary in effect. Target and maximum award levels under the 2020 Annual Incentive Program are set forth in the table below:

	Target Award (as a %	Maximum Award (as a %
Name	of Base Salary) (1)	of Base Salary)
Walter J. Scheller, III	100%	200%
Jack K. Richardson	100%	200%
Dale W. Boyles	100%	200%
Kelli K. Gant	80%	160%
Charles Lussier	80%	160%

(1)	When the annual cash incentive awards are calculated following the performance period, however, the target award used for each NEO is the amount of the actual salary that he or she earned during the year. This allows the Company to take into account any changes in the NEO’s compensation throughout the year when calculating the individual’s annual bonus.

In 2020, the Compensation Committee approved the 2020 Annual Incentive Program financial, operational and safety measures and related performance goals for the Company, which were based on the Company’s budget developed in late 2019. Actual payouts under the 2020 Annual Incentive Program were based on (1) Adjusted EBITDA, which is defined as net income (loss) before net interest expense, income tax expense (benefit), depreciation and depletion, transaction and other costs, non-cash stock compensation expense, non-cash asset retirement obligation accretion and valuation adjustment, (2) certain capital expenditures, (3) metric tons of production, (4) cash cost of production per metric ton and (5) safety rates, subject in each case to additional adjustments as approved by the Compensation Committee. The Compensation Committee chose to base the 2020 Annual Incentive Program on these performance measures for the reasons discussed above under “Compensation in Context: Company Performance in 2020.”

Under the 2020 Annual Incentive Program, the Compensation Committee established specific performance objectives for the Company, as well as threshold, target and maximum payout levels predicated on actual achievement, in accordance with the funding formulas set forth below. Under these formulas, failure to meet the minimum performance threshold corresponding to a specified performance measure would have resulted in the participant not receiving any portion of the payout award related to such performance measure. The Compensation Committee considered the performance target levels to be attainable, but that achievement of the targets would require strong performance and execution.

Actual 2020 Results

In February 2021, the Compensation Committee reviewed the Company’s actual results for 2020 with respect to achievement of the performance goals. The Company’s performance under these metrics resulted in a payout of the performance-based RSUs eligible to be earned for 2020 at 137.27% of target. The weightings of the performance measures for the NEOs participating in the 2020 Annual Incentive Program and the threshold, target and maximum levels for such performance measures, as well as actual results and the resulting payout percentages, are as follows:

		Annual Bonus Program Goals(2)				Percentage
						Weighting
	Percentage of					Based on
	Target Award				Actual	Actual
Performance Measures(1)	Opportunity	Threshold	Target	Maximum	Performance	Achievement
Financial Measures
Adjusted EBITDA	20%	$225,636,700	$261,561,800	$278,023,900	$112,591,300	0%
Capital Expenditures	20%	$141,251,600	$134,189,100	$127,126,500	$87,487,400	40%
Operational Measures
Metric Tons of Production	20%	6,242,000	6,527,900	6,812,200	7,132,300	40%
Cash Cost of Production per Metric Ton	20%	(3)	(3)	(3)	(3)	40%
Safety Measure: Reportable Rates	20%	4.69	2.86	2.71	3.36	17.27%
Total	100%	50%	100%	200%		137.27%

(1)	Payouts related to performance between threshold and target and between target and maximum were subject to straight-line interpolation.

(2)	Dollar amounts and metric tons of production are presented in thousands.

(3)	The performance goal for the cash cost of production per metric ton operational measure was based on the combined weighted average of each mine’s cost of production per metric ton. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 103% of target and the maximum level was set at 97% of target.

As a result of the Company’s performance against the foregoing performance goals, the Compensation Committee approved the following 2020 payout amounts for the NEOs under the Annual Incentive Program:

Name	Target Payout as a % of Base Salary	Threshold Award ($)	Target Award ($)	Maximum Award ($)	Actual Award ($)
Walter J. Scheller, III	100%	346,725	693,450	1,386,900	981,701
Jack K. Richardson	100%	227,700	455,400	910,800	644,701
Dale W. Boyles	100%	214,763	429,525	859,050	608,070
Kelli K. Gant	80%	140,000	280,000	560,000	393,331
Charles Lussier	80%	132,000	264,000	528,000	369,362

Long-Term Equity Incentives

Equity Grants Generally

In order to align the long-term interests of the NEOs with those of the Company and its stockholders, we believe that a substantial portion of each NEO’s compensation should be in the form of equity awards. Long-term equity-based incentive compensation provides an opportunity for executive officers, including our NEOs, and other key employees to increase their ownership interest in the Company, thereby aligning our executives’ interests with those of our stockholders.

On April 12, 2017, we completed a corporate conversion pursuant to which Warrior Met Coal, LLC was converted into a Delaware corporation and renamed Warrior Met Coal, Inc. As part of the corporate conversion, holders of Class A, Class B Units (which included the Class B Units that had converted into Class A Units) and Class C Units of Warrior Met Coal, LLC received shares of our common stock for each unit held immediately prior to the corporate conversion using an approximate 13.9459-to-one conversion ratio. All awards of restricted Class C Units (“restricted units”) and phantom Class C Units (“phantom units”) issued pursuant to the 2016 Equity Plan were converted into awards in respect to our shares of common stock at the same ratio. The vesting and other terms of these awards generally remained the same.

All equity awards granted since the corporate conversion have been made pursuant to the 2017 Equity Plan. See “Equity Compensation Plans—2017 Equity Plan” beginning on page 49 for a description of our 2017 Equity Plan. The purpose of the 2017 Equity Plan is to provide equity as a component of executive compensation to ensure external competitiveness of total compensation, to motivate our NEOs and key employees to focus on long-term Company performance, to align executive compensation with stockholder interests and to retain the services of the executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive’s employment terminates before the award vests. The Compensation Committee intends to grant equity incentive awards at a fixed time each year, generally during the first fiscal quarter of the year. The Compensation Committee also may approve equity incentive awards for individuals at the time of commencement of employment, promotion or other change in responsibilities.

2020 Equity Grants

The structure of equity incentive awards granted to NEOs and key employees was changed in 2018 to provide for a more stockholder-aligned equity incentive mix comprised of a majority of performance-based RSUs and a minority of time-based RSUs. The total equity incentive award granted to each NEO for 2020 was based on an economic value derived from a multiple of the recipient’s base salary, based on his or her level of employment. The recipient’s level of employment also determined the percentage of the equity award that is subject to time-based vesting and the percentage that is subject to performance-based vesting. In determining the multiple of the recipient’s base salary that was granted in equity and the percentage of the equity award that is subject to time-based and performance-based vesting for the 2020 equity awards, the Compensation Committee considered the size of equity awards granted to executive officers serving in comparable positions at our peer companies and market and other factors.

Based upon these considerations, the Compensation Committee approved a grant of equity incentive awards to the NEOs on February 13, 2020. After determining the targeted dollar amount of compensation to be paid through equity grants (as set forth in the table below), (i) the number of time-based RSUs granted was determined by dividing the applicable percentage of the dollar amount of such compensation by an amount equal to the closing price of our common stock on the date of grant and (ii) the target number of performance-based RSUs granted was determined by dividing the applicable percentage of the dollar amount of such compensation by an amount equal to the closing price of our common stock on the date of grant.

Based upon the formulas described above, the Compensation Committee approved 2020 grants of time-based RSUs and performance-based RSUs to the NEOs as follows:

Name	Total Target Amount of Equity Grant (and % of base salary)	Dollar Amount of Time-Based RSUs (and % of total equity grant) (1)	Number of Time-Based RSUs	Target Dollar Amount of Performance-Based RSUs (and % of total equity grant) (1)	Target Number of Performance- Based RSUs
Walter J. Scheller, III	$2,773,800 (400%)	$554,760 (20%)	26,620	$2,219,040 (80%)	106,480
Jack K. Richardson	$1,024,650 (225%)	$256,163 (25%)	12,292	$768,488 (75%)	36,876
Dale W. Boyles	$859,050 (200%)	$214,763 (25%)	10,305	$644,288 (75%)	30,916
Kelli K. Gant	$525,000 (150%)	$131,250 (25%)	6,298	$393,750 (75%)	18,894
Charles Lussier	$495,000 (150%)	$123,750 (25%)	5,938	$371,250 (75%)	17,814

(1)	The dollar amount of such grants do not exactly equal the grant date fair values of such awards, which are reflected in the “Summary Compensation Table” on page 43 and the “Grants of Plan-Based Awards” table on page 45.

2020 Time-Based RSUs

The time-based RSUs granted to our NEOs in 2020 vest ratably on each of the first three anniversaries of the grant date, subject to the NEO continuing to be employed on the applicable vesting date, and settle through the delivery of one share of common stock for each vested RSU.

2020 Performance-Based RSUs

The performance-based RSUs settle through the delivery of a number of shares of common stock equal to 0% to 100% of the target number of RSUs, and the NEOs are eligible to earn one-third of the target number of RSUs based upon the Company’s performance in each of 2020, 2021 and 2022. The performance metrics utilized for these awards are (i) the operational metrics of longwall feet of advance, continuous miner feet of advance and cash cost of production per metric ton and (ii) total shareholder return, and each of the four metrics is weighted 25%. The Compensation Committee chose to base the performance-based RSUs on these performance measures for the reasons discussed above under “Compensation in Context: Company Performance in 2020.”

The Compensation Committee establishes annual performance targets for such metrics at the beginning of each year, or “tranche,” of the three-year period. The Company’s performance in each year against the budgeted annual amounts for longwall feet of advance, continuous miner feet of advance and cash cost of production per metric ton and the Company’s total shareholder return compared to its peer group will be measured following each year, and the earned shares, if any, will be paid out thereafter. To the extent achievement levels of the various performance metrics fall between threshold and target for any year, payouts for such year shall be interpolated on a straight-line basis. The Compensation Committee retains the right to use its discretion in adjusting the payouts under our performance-based RSU awards for unexpected events that impact the Company’s financial results and achievement of the performance measures, and will disclose the reasons for and calculations of any such adjustments.

In 2020, the Compensation Committee established the specific performance goals for the Company applicable to the three tranches of performance-based RSUs that the NEOs were eligible to earn in 2020, as well as threshold and target payout levels predicated on actual achievement, in accordance with the funding formulas set forth below. Under these formulas, failure to meet the minimum performance threshold corresponding to a specified performance measure would have resulted in the participant not receiving any portion of the performance-based RSUs related to such performance measure. The Compensation Committee considered the performance target levels to be attainable, but that achievement of the targets would require strong performance and execution.

Actual 2020 Results

In February 2021, the Compensation Committee reviewed the Company’s actual results for 2020 to determine the level of achievement of the performance goals that had been established for the three tranches of performance-based RSUs eligible to be earned in 2020. The Company’s performance under these metrics resulted in a payout of the performance-based RSUs eligible to be earned for 2020 at 98.76% of target. The weightings of the performance measures applicable to the performance-based RSUs that the NEOs were eligible to earn in 2020 and the threshold and target levels for such performance measures, as well as actual results and the resulting payout percentages, were as follows:

		Performance-Based RSU Goals for 2020			Percentage Weighting
	Percentage of				Based on
	Target Award			Actual	Actual
Performance Measures(1)	Opportunity	Threshold	Target	Performance	Achievement
Operational Measures
Longwall Feet of Advance	25%	(2)	(2)	Approx. 1% greater than target	25%
Continuous Miner Feet of Advance	25%	(3)	(3)	Approx. 95% of target	23.76%
Cash Cost of Production per Metric Ton	25%	(4)	(4)	Approx. 16% better than target	25%
Financial Measure: Total Shareholder Return	25%	80% of peer group median	Peer group median -25.75%	1.85%	25%
Total	100%	50%	100%		98.76%

(1)	Payouts related to performance between threshold and target were subject to straight-line interpolation.

(2)	The performance goal for the longwall feet of advance operational measure was based on the combined weighted average of each mine’s budgeted longwall feet of advance. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 90% of target.

(3)	The performance goal for the continuous miner feet of advance operational measure was based on the combined weighted average of each mine’s budgeted continuous miner feet of advance. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 80% of target.

(4)	The performance goal for the cash cost of production per metric ton operational measure was based on the combined weighted average of each mine’s budgeted cost of production per metric ton. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 103% of target.

As a result of the Company’s performance against the foregoing performance goals applicable to the three tranches of performance-based RSUs eligible to be earned in 2020, the Compensation Committee approved the issuance of the following number of shares to the NEOs for 2020 on February 16, 2021:

Name	Target # of Performance- Based RSUs for 2020 (granted in 2020)	Actual # of Performance- Based RSUs Earned for 2020 (granted in 2020)	Target # of Performance- Based RSUs for 2020 (granted in 2019)	Actual # of Performance- Based RSUs Earned for 2020 (granted in 2019)	Target # of Performance- Based RSUs for 2020 (granted in 2018)	Actual # of Performance- Based RSUs Earned for 2020 (granted in 2018)	Total Market Value of RSUs on Date of Issuance ($)(1)
Walter J. Scheller, III	35,493	35,053	26,391	26,064	11,322	11,182	1,605,038
Jack K. Richardson	12,292	12,140	9,140	9,027	3,470	3,427	545,987
Dale W. Boyles	10,305	10,177	7,662	7,567	3,266	3,226	465,534
Kelli K. Gant	6,298	6,220	3,750	3,704	2,450	2,420	274,037
Charles Lussier	5,938	5,864	2,770	2,736	1,429	1,411	224,244

(1)	The market value is based on the closing price of our common stock on the NYSE on February 16, 2021, the date of issuance, multiplied by the number of shares issued pursuant to the earned performance-based RSUs.

Amendment to Certain Outstanding Equity Awards

As discussed below under “Equity Retention Policy for Executives,” the Compensation Committee of the Board of Directors determined that it was in the best interest of the Company to adopt an Equity Retention Policy applicable to the Company’s executive officers, including its NEOs, which became effective January 1, 2020. Under such Policy, the Company’s executive officers are required to retain all equity compensation awards granted to such individual after January 1, 2018 for period of time based on level (CEO: 5 years, all other executive officers except for the Chief Accounting Officer and Controller: 3.5 years). In connection with the adoption of this Policy, the Compensation Committee decided that it was appropriate to amend the outstanding equity awards granted to the executive officers after January 1, 2018 in order to provide for accelerated vesting or issuance, as applicable, upon the occurrence of certain events. Each executive officer and the Company entered into an amendment, effective January 1, 2020, pursuant to which (i) the outstanding time-based RSUs granted to the executive officers after January 1, 2018 will vest in full and (ii) the outstanding performance-based RSUs granted to the executive officers after January 1, 2018 will be deemed earned at the target level, subject to the terms of the amendment, in the event of the termination of the individual’s employment with the Company due to death, disability or retirement (defined as a termination of employment that occurs on or after the date on which the participant attains the age of 55 and has completed at least five (5) years of employment with the Company or its affiliates). None of our executive officers are currently eligible for retirement as defined in such amendment, although Messrs. Scheller and Richardson become eligible for retirement on April 1, 2021.

Benefits and Perquisites

The Company offers group medical, dental, vision, group life insurance and disability coverage in a flexible benefits package to all active employees of the Company and its subsidiaries, including the NEOs. Every salaried employee is provided life insurance and accidental death coverage up to two times his or her base salary, subject to plan limits, at no charge to the employee. For an additional charge, the employee may obtain coverage of up to five times the employee’s base salary. The Company provides long-term disability coverage up to $10,000 per month for a limited period of time depending on the circumstances.

Our NEOs also may participate on the same basis as all other eligible employees in the Warrior Met Coal, Inc. Salaried 401(k) Plan, a tax-qualified 401(k) savings plan (the “401(k) Plan”). The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis into individual retirement accounts, subject to the maximum annual limits set by the Internal Revenue Service. During 2020, the Company made a matching employer contribution in an amount equal to 100% of the first 5% of each plan participant’s elective deferrals, also subject to annual limits set by the Internal Revenue Service. All contributions to the 401(k) Plan are in the form of cash. Participants are immediately fully vested in the Company’s contributions and their own contributions to the 401(k) Plan. Amounts contributed by the Company in the 401(k) Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability or retirement. All of our NEOs participated in the 401(k) Plan in 2020. The Company’s contributions to the 401(k) Plan in respect of 2020 can be found in the All Other Compensation column of the “Summary Compensation Table” on page 43 and in footnote 4 to such table.

The Company provides limited perquisites to the NEOs that it believes are reasonable and consistent with its overall compensation program. The Compensation Committee periodically reviews the level of perquisites provided to the NEOs. It is the Company’s general policy and practice not to reimburse executives for income taxes related to executive perquisites. Perquisites provided to the NEOs in 2020 are as set forth in the All Other Compensation column of the “Summary Compensation Table” on page 43 and in footnote 4 to such table.

Employment Agreements

The Company has entered into an employment agreement with each of the NEOs to help ensure the retention of those individuals critical to the future success of the Company. Each of these employment agreements was negotiated and entered into with the NEO at the respective time of hire. The employment agreements provide for a minimum base salary, subject to annual increases as the Compensation Committee determines to be appropriate, the opportunity to receive an annual bonus with a target amount equal to a percentage of base salary, and the right to participate in all retirement, compensation and employee benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to other executives of the Company.

The employment agreements contain provisions for severance payments and benefits upon various termination events as an inducement to recruitment or retention, as applicable. The Company believes that the severance payments and benefits payable under the applicable agreements are consistent with industry practice. In addition, the employment agreements provide for severance payments and benefits upon various termination events occurring in connection with a change in control. The Company believes that such payments and benefits allow the executive officers to evaluate a potential transaction impartially without regard to self-interest. The change in control severance provisions contain a double trigger, such that an executive officer is not eligible for a severance payment unless the individual’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each, as defined in the applicable agreement) within twelve (12) months following a change in control. The agreements do not provide the executive officers with rights to Code Section 280G gross-up payments and require the executive officers to comply with non-competition, non-disclosure and non-solicitation provisions in order to receive the severance payments. See “Employment Agreements” beginning on page 51 for a complete discussion of the arrangements with the NEOs.

2021 Compensation Actions

Base Salaries

At a meeting of the Compensation Committee held on February 16, 2021, the Compensation Committee established 2021 base salaries for the NEOs that were equal to the 2020 base salaries. See “Elements of 2020 Executive Compensation—Base Salaries” for a discussion of the various factors that the Compensation Committee considers when evaluating and establishing base salaries.

Annual Cash Incentive Awards

The Compensation Committee also approved the Company’s Annual Incentive Program for 2021 at its meeting held in December 2020, including establishing the performance objectives that will determine the payouts under such program. All of the participants in the 2021 Annual Incentive Program, including the NEOs, are eligible to receive annual cash bonuses based on the achievement of financial, operational and safety goals for 2021. With respect to the NEOs, the Compensation Committee chose to continue to utilize the financial measures of Adjusted EBITDA and certain capital expenditures, the operational measures of metric tons of production and cash cost of production per metric ton, and the reportable incident rate. The Compensation Committee chose to base the 2021 Annual Incentive Program on these performance measures for the reasons described above under “Elements of 2020 Executive Compensation—Annual Cash Incentive Awards.” The structure of the 2021 Annual Incentive Program, including the weightings of the performance measures and the potential award payout percentages, is consistent with the structure of such awards in 2020.

Equity Incentive Awards

The structure of equity incentive awards granted to NEOs and key employees was changed in 2018 to provide for a more stockholder-aligned equity incentive mix comprised of a majority of performance-based RSUs and a minority of time-based RSUs, and the Compensation Committee chose to continue this practice in 2021. The total equity incentive award granted to each NEO for 2021 was based on an economic value derived from a multiple of the recipient’s base salary, based on the size of equity awards granted to executive officers serving in comparable positions at our peer companies and market and other factors. Based upon these considerations, the Compensation Committee approved the following grants of time-based RSUs and performance-based RSUs to the NEOs on February 16, 2021:

Name	Total Target Amount of Equity Grant (and % of base salary)	Dollar Amount of Time-Based RSUs (and % of total equity grant) (1)	Number of Time-Based RSUs	Target Dollar Amount of Performance-Based RSUs (and % of total equity grant) (1)	Target Number of Performance-Based RSUs
Walter J. Scheller, III	$2,773,800 (400)%	$554,760 (20)%	24,989	$2,219,040 (80)%	99,957
Jack K. Richardson	$1,024,650 (225)%	$256,163 (25)%	11,539	$768,488 (75)%	34,617
Dale W. Boyles	$859,050 (200)%	$214,763 (25)%	9,674	$644,288 (75)%	29,022
Kelli K. Gant	$525,000 (150)%	$131,250 (25)%	5,912	$393,750 (75)%	17,736
Charles Lussier	$495,000 (150)%	$123,750 (25)%	5,574	$371,250 (75)%	16,723

(1)	The dollar amount of such grants do not exactly equal the grant date fair values of such awards.

The time-based RSUs granted to our NEOs in 2021 vest ratably on each of the first three anniversaries of the grant date, subject to the NEO continuing to be employed on the applicable vesting date, and settle through the delivery of one share of common stock for each vested RSU.

The performance-based RSUs settle through the delivery of a number of shares of common stock equal to 0% to 100% of the target number of such RSUs, and the NEOs are eligible to earn one-third of the target number of RSUs based upon the Company’s performance in each of 2021, 2022 and 2023. With respect to the NEOs, the Compensation Committee chose to continue to utilize (i) the operational metrics of longwall feet of advance, continuous miner feet of advance and cash cost of production per metric ton and (ii) total shareholder return. The Compensation Committee chose to utilize these performance measures for the 2021 grant of performance-based RSUs for the reasons described above under “Elements of 2020 Executive Compensation—Long-Term Equity Incentives—2020 Equity Grants.” The structure of the performance-based RSU awards granted in 2021, including the weightings of the performance measures and the potential award payout percentages, is consistent with the structure of such awards in 2020.

Equity Retention Policy for Executives

The Board of Directors has always encouraged the Company’s executive officers to have a financial stake in the Company, and the officers have generally owned shares of our common stock. On October 18, 2019, the Compensation Committee of the Board of Directors adopted formal equity retention requirements applicable to the Company’s executive officers, including its NEOs. The Equity Retention Policy became effective January 1, 2020 and requires the Company’s executive officers to retain the net shares (as defined in the Equity Retention Policy) resulting from the vesting or exercise, as applicable, of all equity compensation awards granted to such individual after January 1, 2018 for a period of time based on level (CEO: 5 years, all other executive officers except for the Chief Accounting Officer and Controller: 3.5 years).

Compensation Recoupment Policies

The Board of Directors has adopted the Warrior Met Coal, Inc. Incentive Recoupment Policy pursuant to which the Company is entitled to recover compensation from any current or former employee or consultant of the Company in certain circumstances. If any of the Company’s financial statements are required to be restated due to errors, omissions, fraud or misconduct (including, but not limited to, circumstances where the Company has been required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement), the Company may recover all or a portion of any cash incentive, equity compensation or severance disbursements paid to such individual with respect to any fiscal year for which the financial results are negatively affected by such restatement. Each of the employment agreements entered into between the NEOs and the Company contains a similar provision.

Prohibition on Hedging and Pledging of Company Stock and Equity Award Repricing

The Board of Directors has adopted a Supplemental Policy Concerning Trading in Company Securities by Certain Designated Persons that prohibits directors, officers and employees from engaging in hedging transactions, such as zero-cost collars, equity swaps, prepaid variable forward contracts and exchange funds, involving our securities that are designed to hedge or offset a decrease in market value of the Company’s securities. Such hedging transactions cause the stockholder to no longer be exposed to the full risks of stock ownership and potentially no longer have the same objectives as the Company’s other stockholders. Holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan without an exception granted by the Company’s Compliance Officer is also prohibited. None of our directors or executive officers has pledged the Company’s securities as collateral for a loan.

The Board and the Compensation Committee view equity-based compensation to be a key factor in incentivizing the future performance of our executives. Consequently, the 2017 Equity Plan provides that the Compensation Committee is not permitted to amend or modify any stock option or stock appreciation right to reduce the exercise price or strike price, as applicable; cancel or replace any stock option or stock appreciation right with a new award or cash; or take any other action that is considered a “repricing” for purposes of the NYSE’s stockholder approval rules.

Tax and Accounting Matters

Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to certain of the Company’s officers whose compensation is required to be disclosed to our stockholders under the Exchange Act. However, an exemption exists for newly public companies pursuant to which the $1 million deduction limit does not apply to compensation paid under a plan or agreement that existed while the company was private, with the exemption continuing during a “transition period” that expires upon the earliest of: (i) the expiration of the plan or agreement, (ii) a material modification of the plan or agreement, (iii) the issuance of all the stock or other compensation reserved under the plan, and (iv) the first annual stockholders meeting that occurs after the close of the third calendar year following the calendar year in which the initial public offering (the “IPO”) occurs. As the IPO occurred in 2017, the transition period applicable to the Company’s executive compensation arrangements will expire at the 2021 Annual Meeting of Stockholders.

Prior to the enactment of the 2017 Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the “Tax Act”), an exception to the $1 million deduction limit existed for qualified performance-based compensation. The Tax Act repealed this exception for performance-based compensation. As a result, except to the extent provided under the post-IPO transition period described above, all compensation in excess of $1 million paid to the specified executives is not deductible for fiscal years beginning after December 31, 2017.

While the Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.

Accounting for Stock-Based Compensation. The Company accounts for stock-based payments, including under its 2016 Equity Plan and 2017 Equity Plan, in accordance with the requirements of the FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation.

Section 409A of the Internal Revenue Code (“Section 409A”). The Company designs, awards and implements its compensation arrangements to be exempt from or fully comply with Section 409A and accompanying regulations.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Gareth N. Turner, Chairman

J. Brett Harvey

Alan H. Schumacher

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by each of the Company’s NEOs for the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Walter J. Scheller, III(5)	2020	715,161	—	2,023,959	—	981,701	—	623,178	4,343,999
Chief Executive Officer	2019	665,846	—	1,479,457	—	1,225,091	—	636,655	4,007,049
	2018	643,477	—	596,824	—	1,184,963	—	817,283	3,242,547

Jack K. Richardson	2020	469,659	—	756,156	—	644,701	—	319,713	2,190,229
Chief Operating Officer	2019	436,885	—	1,563,079	—	803,824	—	309,023	3,112,811
	2018	410,731	—	209,484	—	756,361	—	414,442	1,791,018

Dale W. Boyles	2020	442,974	—	640,900	—	608,070	—	135,457	1,827,401
Chief Financial Officer	2019	411,885	—	480,878	—	757,827	—	141,467	1,792,057
	2018	389,808	—	197,169	—	717,831	—	111,815	1,416,623

Kelli K. Gant	2020	358,173	—	381,615	—	393,331	—	227,068	1,360,187
Chief Administrative Officer and Corporate Secretary	2019	319,808	—	256,389	—	441,311	—	202,165	1,219,673
	2018	288,076	—	147,846	—	397,869	—	259,997	1,093,788

Charles Lussier(6)...	2020	336,347	—	326,991	—	369,362	—	41,411	1,074,111
Chief Commercial Officer	2019	289,616	—	179,963	—	399,648	—	60,669	929,896

(1)	Our NEOs include (a) each person who served as the principal executive officer or the principal financial officer during 2020 and (b) the three most highly compensated other executive officers serving as executive officers on December 31, 2020. Compensation is reflected for each of the last three years in which each individual was a NEO.

(2)	With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on March 5, 2018 and for which performance targets for the 2020 performance period were established on February 13, 2020 (with a grant date of February 13, 2020 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $19.57, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on February 9, 2019 and for which performance targets for the 2020 performance period were established on February 13, 2020 (with a grant date of February 13, 2020 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $20.33, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on February 13, 2020 and for which performance targets for the 2020 performance period were established on February 13, 2020 (with a grant date of February 13, 2020 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $20.03, which takes into account a Monte Carlo simulation applicable to the market-based performance metric).

With respect to the time-based RSUs granted to each NEO on February 13, 2020, the value shown in this column is the grant date fair value of the full award computed in accordance with FASB ASC Topic 718.

The maximum value of the performance-based RSUs granted in 2020, 2019 and 2018 (and eligible to be earned for the 2020 performance period) is $1,469,198 for Mr. Scheller, $499,991 for Mr. Richardson, $426,143 for Mr. Boyles, $250,364 for Ms. Gant and $203,243 for Mr. Lussier. There can be no assurance that the grant date fair value of these awards will ever be realized.

Additionally, Mr. Richardson received a retention grant of performance-based RSUs in 2019, the target amount of which was $1,000,000, and the corresponding number of RSUs will be determined based on the fair market value of the Company’s common stock on the last day of the performance period (January 1, 2019 through December 31, 2021; however, the Compensation Committee has the discretion to shorten the performance period if Mr. Richardson achieves the goals prior to December 31, 2021). The maximum value of this retention grant is $1,000,000.

Assumptions used in the calculation of these amounts are set forth in Note 12 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(3)	These amounts reflect cash incentive awards earned by our NEOs under the 2020 Annual Incentive Program, the 2019 Annual Incentive Program and the 2018 Annual Incentive Program. The awards are based on pre-established, performance-based targets and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” Employees who separate from the Company prior to the date of payment under these plans generally do not qualify for any awards. For a description of the annual cash incentive awards, see “Elements of 2020 Executive Compensation—Annual Cash Incentive Awards” beginning on page 33.

(4)	All Other Compensation for 2020 for each NEO includes the following:

Name	Insurance Costs ($)(a)	Company Contributions to 401(k) Plan ($)	Dividends on Stock Awards ($)(b)	Perquisites ($)(c)	Total ($)
Walter J. Scheller, III	19,442	14,250	570,794	18,692	623,178
Jack K. Richardson	19,037	14,250	285,409	1,017	319,713
Dale W. Boyles	25,720	14,250	76,795	18,692	135,457
Kelli K. Gant	25,022	14,250	169,104	18,692	227,068
Charles Lussier	25,676	14,250	—	1,485	41,411

(a)	Represents life, death, disability, health and/or long-term disability insurance premiums paid by the Company.

(b)	Represents amounts paid pursuant to regular quarterly dividends on Tranche A Restricted Shares that vested during 2020 and RSUs that settled during 2020 (which were vested as of the date of grant).

(c)	For Mr. Scheller, the amount includes a car allowance. For Mr. Richardson, the amount includes the value of his use of a Company automobile and personal use of Company-purchased tickets to sporting events. For Mr. Boyles, the amount includes a car allowance. For Ms. Gant, the amount includes a car allowance. For Mr. Lussier, the amount includes the value of his use of a Company automobile.

(5)	Mr. Scheller currently serves on our Board of Directors but does not receive any additional compensation for his service as a director.

(6)	Mr. Lussier has served as our Chief Commercial Officer since March 1, 2020. Mr. Lussier became the Senior Vice President, Sales and Marketing of the Company effective March 1, 2019, at which time he was considered an executive officer of the Company. He joined the Company in March 2018 as Vice President, Sales and Marketing.

GRANTS OF PLAN-BASED AWARDS

The following table discloses the potential payouts to the NEOs pursuant to annual cash incentive awards granted in 2020 under the 2020 Annual Incentive Program and pursuant to RSUs granted in 2020, or deemed to have been granted in 2020 under SEC guidance, under the 2017 Equity Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)	Awards ($/Sh)	Awards ($)(4)
Walter J. Scheller, III….	2/13/2020	(5)	—	—	—	5,661	11,322	11,322	—	—	—	221,622
	2/13/2020	(6)	—	—	—	13,196	26,391	26,391	—	—	—	536,561
	2/13/2020		346,725	693,450	1,386,900	—	—	—	—	—	—	—
	2/13/2020		—	—	—	—	—	—	26,620	—	—	554,761
	2/13/2020		—	—	—	17,747	35,493	35,493	—	—	—	711,016

Jack K. Richardson	2/13/2020	(5)	—	—	—	1,735	3,470	3,470	—	—	—	67,923
	2/13/2020	(6)	—	—	—	4,570	9,140	9,140	—	—	—	185,827
	2/13/2020		227,700	455,400	910,800	—	—	—	—	—	—	—
	2/13/2020		—	—	—	—	—	—	12,292	—	—	256,165
	2/13/2020		—	—	—	6,146	12,292	12,292	—	—	—	246,240

Dale W. Boyles	2/13/2020	(5)	—	—	—	1,633	3,266	3,266	—	—	—	63,930
	2/13/2020	(6)	—	—	—	3,831	7,662	7,662	—	—	—	155,778
	2/13/2020		214,763	429,525	859,050	—	—	—	—	—	—	—
	2/13/2020		—	—	—	—	—	—	10,305	—	—	214,756
	2/13/2020		—	—	—	5,153	10,305	10,305	—	—	—	206,435

Kelli K. Gant	2/13/2020	(5)	—	—	—	1,225	2,450	2,450	—	—	—	47,957
	2/13/2020	(6)	—	—	—	1,875	3,750	3,750	—	—	—	76,242
	2/13/2020		140,000	280,000	560,000	—	—	—	—	—	—	—
	2/13/2020		—	—	—	—	—	—	6,298	—	—	131,250
	2/13/2020		—	—	—	3,149	6,298	6,298	—	—	—	126,165

Charles Lussier	2/13/2020	(5)	—	—	—	715	1,429	1,429	—	—	—	27,972
	2/13/2020	(6)	—	—	—	1,385	2,770	2,770	—	—	—	56,317
	2/13/2020		132,000	264,000	528,000	—	—	—	—	—	—	—
	2/13/2020		—	—	—	—	—	—	5,938	—	—	123,748
	2/13/2020		—	—	—	2,969	5,938	5,938	—	—	—	118,953

(1)	The amounts in these three columns represent possible cash payments under our 2020 Annual Incentive Program as discussed under “Elements of 2020 Executive Compensation—Annual Cash Incentive Awards” beginning on page 33. Actual payments made to the NEOs under the 2020 Annual Incentive Program were paid in February 2021 and are reflected in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” on page 43.

(2)	Except as noted in footnotes 5 and 6 below, the amounts in these three columns represent possible shares issuable for 2020 to each NEO who received a performance-based RSU award on each of March 5, 2018, February 8, 2019 and February 13, 2020, as discussed under “Elements of 2020 Executive Compensation—Long-Term Equity Incentives—2020 Equity Grants” beginning on page 35. The actual number of shares earned and issued pursuant to the awards for 2020 is reflected in the Stock Awards: Number of Shares Acquired on Vesting column of the “Option Exercises and Stock Vested” table on page 48.

(3)	Represents time-based RSUs granted to each NEO on February 13, 2020 that vest ratably on each of the first three anniversaries of the date of grant.

(4)	With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on March 5, 2018 and for which performance targets for the 2020 performance period were established on February 13, 2020 (with a grant date of February 13, 2020 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $19.57, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on February 9, 2019 and the performance targets for the 2020 performance period were established on February 13, 2020 (with a grant date of February 13, 2020 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $20.33, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on February 13, 2020 and the performance targets for the 2020 performance period were established on February 13, 2020 (with a grant date of February 13, 2020 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $20.03, which takes into account a Monte Carlo simulation applicable to the market-based performance metric).

With respect to the time-based RSUs granted to each NEO on February 13, 2020, the value shown in this column is the grant date fair value of the full award computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Note 12 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(5)	The threshold, target and maximum numbers of performance-based RSUs were established by the Compensation Committee on March 5, 2018.

(6)	The threshold, target and maximum numbers of performance-based RSUs were established by the Compensation Committee on February 8, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding the outstanding equity awards of the NEOs as of December 31, 2020.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Walter J. Scheller, III	4/1/2016	15,689	(2)	334,489	—		—
	3/5/2018	2,831	(3)	60,357	—		—
	2/8/2019	13,196	(3)	281,339	—		—
	2/8/2019	—		—	26,391	(4)	562,656
	2/13/2020	26,620	(3)	567,538	—		—
	2/13/2020	—		—	70,987	(5)	1,513,443
Jack K. Richardson	4/20/2016	7,845	(2)	167,255	—		—
	3/5/2018	1,157	(3)	24,667	—		—
	2/8/2019	6,094	(3)	129,924	—		—
	2/8/2019	—		—	9,140	(4)	194,865
	2/8/2019	—		—	$1,000,000	(6)	$1,000,000	(6)
	2/13/2020	12,292	(3)	262,065	—		—
	2/13/2020	—		—	24,584	(5)	524,131
Dale W. Boyles	1/1/2017	6,278	(2)	133,847	—		—
	3/5/2018	1,089	(3)	23,217	—		—
	2/8/2019	5,108	(3)	108,903	—		—
	2/8/2019	—		—	7,663	(4)	163,375
	2/13/2020	10,305	(3)	219,703	—		—
	2/13/2020	—		—	20,611	(5)	439,427
Kelli K. Gant	4/20/2016	4,651	(2)	99,159	—		—
	3/5/2018	817	(3)	17,418	—		—
	2/8/2019	2,500	(3)	53,300	—		—
	2/8/2019	—		—	3,751	(4)	79,971
	2/13/2020	6,298	(3)	134,273	—		—
	2/13/2020	—		—	12,596	(5)	268,547
Charles Lussier	3/5/2018	613	(3)	13,069	—		—
	2/8/2019	1,847	(3)	39,378	—		—
	2/8/2019	—		—	2,770	(4)	59,056
	2/13/2020	5,938	(3)	126,598	—		—
	2/13/2020	—		—	11,876	(5)	253,196

(1)	The market value is based on the closing price of our common stock on the NYSE on December 31, 2020, the last trading day of 2020, of $21.32, multiplied by the number of shares or RSUs, as applicable.

(2)	Represents Tranche A Restricted Shares granted on the dates set forth above under the 2016 Equity Plan that vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the shares originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties. This contingency was satisfied on May 10, 2018, causing the Tranche A Restricted Shares that would have vested prior to such date, based on the date of grant, to vest, and the remaining unvested Tranche A Restricted Shares are scheduled to vest on the remaining anniversaries of the date of grant.

(3)	Represents time-based RSUs granted under the 2017 Equity Plan that vest ratably on each of the first three anniversaries of the date of grant.

(4)	Represents performance-based RSUs granted on February 8, 2019 under the 2017 Equity Plan, which are eligible to be earned in 2021.

(5)	Represents performance-based RSUs granted on February 13, 2020 under the 2017 Equity Plan, half of which are eligible to be earned in each of 2021 and 2022.

(6)	Represents a retention grant of performance-based RSUs granted to Mr. Richardson on February 8, 2019 under the 2017 Equity Plan, the target amount of which was $1,000,000, and the corresponding number of RSUs will be determined based on the fair market value of the Company’s common stock on the last day of the performance period (January 1, 2019 through December 31, 2021; however, the Compensation Committee has the discretion to shorten the performance period if Mr. Richardson achieves the goals prior to December 31, 2021).

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the exercise of options and the vesting of restricted shares for the NEOs during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Walter J. Scheller, III	—	—	97,415	1,895,524
Jack K. Richardson	—	—	36,642	689,911
Dale W. Boyles	—	—	27,750	584,915
Kelli K. Gant	—	—	19,058	352,449
Charles Lussier	—	—	11,546	242,522

(1)	Represents the portion of the Tranche A Restricted Shares that vested in 2020. Tranche A Restricted Shares granted under the 2016 Equity Plan vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the shares originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties. This contingency was satisfied on May 10, 2018, causing the Tranche A Restricted Shares that would have vested prior to such date, based on the date of grant, to vest, and the remaining unvested Tranche A Restricted Shares are scheduled to vest on the remaining anniversaries of the date of grant.

Also represents shares acquired upon settlement of (i) time-based RSUs granted in 2018 and 2019 that vested in 2020 and (ii) performance-based RSUs awarded in each of 2018, 2019 and 2020 that were earned for the 2020 performance period that ended on December 31, 2020 because performance targets were met.

(2)	The value realized upon the vesting of the Tranche A Restricted Shares and the time-based RSUs is calculated based upon the closing price of our common stock on the NYSE on the applicable vesting date. The value realized for the performance-based RSUs earned for the 2020 performance period that ended on December 31, 2020 is based upon the closing price of our common stock on the NYSE on December 31, 2020 ($21.32).

Equity Compensation Plans

2016 Equity Plan

In connection with the Asset Acquisition, we adopted the Warrior Met Coal, LLC 2016 Equity Incentive Plan (the “2016 Equity Plan”), as described below, under which awards of restricted units and phantom units were granted to certain of our employees and directors pursuant to the terms of written agreements. In connection with the corporate conversion, these awards were converted into awards in respect of shares of our common stock. The 2016 Equity Plan remains in effect with respect to such converted awards. However, no further awards will be granted under the 2016 Equity Plan. Our Compensation Committee administers the 2016 Equity Plan and, in general, may suspend or terminate the plan at any time. In addition, in general, our Board may amend, supplement, modify and restate the 2016 Equity Plan at any time. The 2016 Equity Plan will terminate automatically on March 31, 2026.

➢	Adjustments in Capitalization. In the event of (i) any extraordinary non-cash dividend or other distribution other than an ordinary dividend (whether in the form of cash, shares, other securities or property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets or equity securities, or exchange of shares or other of our securities, issuance of warrants or other rights to purchase shares or other of our securities, or other similar corporate transaction or event (including without limitation a “Change in Control” (as defined in the 2016 Equity Plan)) that affects the shares of common stock, appropriate equitable adjustments (as determined by our Compensation Committee) will be made to the number and kind of shares (or other securities or property) subject to outstanding awards to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2016 Equity Plan or with respect to an award. In addition, our Compensation Committee may terminate any outstanding award and provide for the purchase of any such award in cash or the replacement of such award with other rights or property.

➢	Change in Control. In the event of a “Change in Control,” our Compensation Committee may generally provide that, with respect to any particular outstanding award or awards, any restricted period imposed upon such award or awards will expire immediately.

➢	Nontransferability. Awards under the 2016 Equity Plan are subject to transfer restrictions as set forth in the plan.

➢	Restrictive Covenants. The 2016 Equity Plan subjects participants to (i) an 18-month post-termination non-competition covenant relating to the coal mining business, (ii) an 18-month post-termination non-solicitation covenant in respect to our or our affiliates’ employees, consultants, customer, supplier, licensee, licensor or other business relationships and (iii) perpetual confidentiality and non-disparagement covenants.

➢	No Rights as a Stockholder. No participant shall be deemed to be the stockholder of, or to have any of the rights of a holder with respect to, any shares subject to such award unless and until such shares have been delivered to such participant upon satisfaction of the conditions, if any, for such delivery.

2017 Equity Plan

In connection with the completion of our IPO on April 19, 2017, we adopted the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (the “2017 Equity Plan”), as described below. Awards previously issued and outstanding under the 2016 Equity Plan will continue to be governed by the 2016 Equity Plan. However, no further awards will be granted under the 2016 Equity Plan.

The following is a summary of the material terms and provisions of our 2017 Equity Plan.

➢	Eligibility. Our directors, officers, employees, consultants and advisors and those of our affiliated companies, as well as those who have accepted offers of employment or consultancy from us or our affiliated companies, are eligible for awards, provided that incentive stock options may be granted only to employees. A written agreement between us and each participant will evidence the terms of each award granted under the 2017 Equity Plan.

➢	Shares Subject to the 2017 Equity Plan. The shares that may be issued pursuant to awards will be our common stock, $0.01 par value per share, and the maximum aggregate amount of such common stock which may be issued upon exercise of all awards under the 2017 Equity Plan, including incentive stock options, was equal to 5,938,059 shares of our common stock, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. Use of shares of common stock to pay the required exercise price or tax obligations, or shares not issued in connection with settlement of a stock option or stock appreciation right (“SAR”) or that are used or withheld to satisfy tax obligations of the participant, shall, notwithstanding anything herein to the contrary, not be available again for other awards under the 2017 Equity Plan. If any outstanding award expires, is canceled, forfeited or settled in cash, the shares allocable to that award will again be available for grant under the 2017 Equity Plan.

➢	Award Limitations. In addition to the aggregate limit on the number of shares of common stock that may be awarded under the 2017 Equity Plan, the following limitations also apply to the issuance of awards under the 2017 Equity Plan: (1) subject to adjustment for certain corporate events, the maximum number of shares of common stock with respect to which awards may be granted to any single participant during any single calendar year is (a) 1,484,515 shares of common stock with respect to stock options (all of which may be granted as incentive stock options) or SARs, and (b) 1,484,515 shares of common stock with respect to performance compensation awards (or in the event a performance compensation award is paid in cash, other securities, other awards or other property, no more than the fair market value of 1,484,515 shares of common stock); (2) the maximum amount that can be paid to any single participant during any one calendar year pursuant to a cash bonus award under the Plan is $10,000,000; and (3) subject to adjustment for certain corporate events, no more than 296,903 shares of common stock may be issued in respect of awards granted to any single participant who is a non-employee director for a single calendar year.

➢	Administration. Our Compensation Committee administers the 2017 Equity Plan. Among other responsibilities, our Compensation Committee selects participants and determine the type of awards to be granted to participants, the number of shares of common stock to be covered by awards and the terms and conditions of awards (including exercise price, methods of payment and vesting schedules), may accelerate the vesting or exercisability of, or the lapse of restrictions on, awards, and may make any other determination and take any other action that it deems necessary or desirable to administer the 2017 Equity Plan.

➢	Amendment or Termination. The 2017 Equity Plan will terminate on the tenth anniversary of its adoption by our Board and approval by our stockholders, unless terminated earlier by our Board. No awards will be granted under the 2017 Equity Plan after that date, but awards granted prior to that date may continue beyond such date, subject to the terms and conditions of the 2017 Equity Plan. Our Board may amend or terminate the 2017 Equity Plan (or any portion thereof) at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements. If any amendment or termination would materially and adversely affect the rights of any participant, such amendment or termination will not become effective unless the affected participant consents.

➢	Types of Awards. Our Compensation Committee may grant the following types of awards to participants under the 2017 Equity Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, unrestricted shares of common stock, other awards denominated in common stock, performance share awards and performance cash bonuses.

➢	Performance Criteria. Our Compensation Committee is responsible for determining, in its sole discretion, the performance goals applicable to each performance award and the periods during which the performance is measured. The performance criteria that are used to establish performance goals for performance awards granted under the 2017 Equity Plan are based on our and/or our affiliates’, divisions’ or operational units’ attainment of specific levels of performance, and are set forth in the Plan.

➢	Change in Control. In the event of a “Change in Control,” our Compensation Committee may provide that, with respect to any particular outstanding award or awards, (i) all options and SARs will become immediately exercisable as of a time prior to the “Change in Control,” (ii) any restricted period imposed upon awards will expire as of a time prior to the “Change in Control,” and (iii) any performance periods in effect on the date of the “Change in Control” shall end, the extent to which performance goals have been met with respect to each such performance period will be determined, and participants will receive payment of awards for such performance periods, based upon the determination of the degree of attainment of the performance goals, the assumption that the applicable “target” levels of performance have been attained or on such other basis determined by our Compensation Committee.

See “Elements of 2020 Executive Compensation—Long-Term Equity Incentives” beginning on page 35 and “2021 Compensation Actions—Equity Incentive Awards” beginning on page 40 for a further discussion of the time-based and performance-based RSUs that have been granted under the 2017 Equity Plan. Our Compensation Committee intends to make all future grants under the 2017 Equity Plan.

Employment Agreements

Walter J. Scheller, III. We entered into an employment agreement with Walter J. Scheller, III effective April 1, 2016, pursuant to which Mr. Scheller serves as our Chief Executive Officer and as a member of our Board. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Scheller’s annual base salary initially was $600,000, subject to increase as approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board.

In the event that we terminate Mr. Scheller’s employment without “Cause” (as defined below) or Mr. Scheller resigns for “Good Reason” (as defined below), subject to Mr. Scheller’s execution of a release of claims in a form that we reasonably determine and his compliance with the restrictive covenants described below, we will provide Mr. Scheller with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Scheller, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Mr. Scheller’s employment without Cause or Mr. Scheller resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Scheller’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Scheller with severance in an amount equal to two times his base salary, payable as a lump sum and in lieu of the severance described above.

Jack K. Richardson. We entered into an employment agreement with Jack K. Richardson effective April 1, 2016, pursuant to which Mr. Richardson serves as our Chief Operating Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Richardson’s annual base salary initially was $325,000, subject to increase as approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board.

In the event that we terminate Mr. Richardson’s employment without “Cause” (as defined below) or Mr. Richardson resigns for “Good Reason” (as defined below), subject to Mr. Richardson’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Richardson with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Richardson, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Mr. Richardson’s employment without Cause or Mr. Richardson resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Richardson’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Richardson with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.

Dale W. Boyles. We entered into an employment agreement with Dale W. Boyles effective January 1, 2017, pursuant to which Mr. Boyles serves as our Chief Financial Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Boyles’ annual base salary initially was $350,000, subject to increase as approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board.

In the event that we terminate Mr. Boyles’ employment without “Cause” (as defined below) or Mr. Boyles resigns for “Good Reason” (as defined below), subject to Mr. Boyles’ execution of a release of claims in a form that we reasonably determine and his compliance with the restrictive covenants described below, we will provide Mr. Boyles with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Boyles, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Mr. Boyles’ employment without Cause or Mr. Boyles resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Boyles’ execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Boyles with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.

Kelli K. Gant. We entered into an employment agreement with Kelli K. Gant effective April 1, 2016, pursuant to which Ms. Gant serves as our Chief Administrative Officer. The term of the agreement is indefinite. Pursuant to her employment agreement, Ms. Gant’s annual base salary initially was $230,000, subject to increase as approved by the Board of Directors. The employment agreement provides that Ms. Gant is eligible to receive an annual bonus with a target award equal to 75% of her base salary contingent upon the achievement of performance goals approved by our Board, which percentage was increased to 80% by the Compensation Committee on February 13, 2020.

In the event that we terminate Ms. Gant’s employment without “Cause” (as defined below) or she resigns for “Good Reason” (as defined below), subject to Ms. Gant’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Ms. Gant with severance as follows: (i) an amount equal to one times her base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Ms. Gant, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Ms. Gant’s employment without Cause or Ms. Gant resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in her employment agreement), subject to Ms. Gant’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Ms. Gant with severance in an amount equal to one and one-half times her base salary, payable as a lump sum and in lieu of the severance described above.

Charles Lussier. We entered into an employment agreement with Charles Lussier effective March 1, 2020, pursuant to which Mr. Lussier serves as our Chief Commercial Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Lussier’s annual base salary is $330,000, subject to increase as may be approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 80% of his base salary contingent upon the achievement of performance goals approved by our Board.

In the event that we terminate Mr. Lussier’s employment without “Cause” (as defined below) or he resigns for “Good Reason” (as defined below), subject to Mr. Lussier’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Lussier with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, and (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year.

In the event that we terminate Mr. Lussier’s employment without Cause or Mr. Lussier resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Lussier’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Lussier with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.

If any of our financial statements are required to be restated due to errors, omissions, fraud or misconduct (including, but not limited to, circumstances where we have been required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement), we may recover all or a portion of any cash incentive, equity compensation or severance disbursements paid to our NEOs with respect to any fiscal year for which the financial results are negatively affected by such restatement.

Each of the NEOs is subject to (i) a 12-month post-termination non-competition covenant relating to our or our subsidiaries’ business, (ii) a 24-month post-termination non-solicitation covenant in respect of our or our subsidiaries’ or affiliates’ employees, representatives, agents, consultants, customers, suppliers, licensees, licensors and other business relationships and (iii) perpetual confidentiality and non-disparagement covenants.

For purposes of the employment agreements described above for each of our NEOs who are current executive officers, “Cause” means the applicable executive’s (i) commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud; (ii) engaging in conduct that constitutes fraud or embezzlement; (iii) engaging in conduct that constitutes gross negligence or willful gross misconduct that results or could reasonably be expected to result in harm to our or any of our affiliate’s business or reputation; (iv) breach of any material terms of the executive’s employment, which results or could reasonably be expected to result in harm to our or any of our affiliate’s business or reputation; (v) continued willful failure to substantially perform the executive’s duties; or (vi) breach of any of our or our affiliate’s material policies that is applicable to employees generally that is reasonably likely to result in demonstrable harm to the Company or our affiliate.

For purposes of the employment agreements described above for each of our NEOs who are current executive officers, “Good Reason” means the applicable executive’s voluntary resignation after any of the following actions taken by the Company without the executive’s written consent: (i) a material diminution in the executive’s title or authority; (ii) any material failure to pay compensation when due; (iii) a reduction in base pay or bonus opportunity other than reductions applicable to senior executives generally occurring; (iv) relocation of the executive’s principal place of business by more than 50 miles that materially increases the executive’s commute; or (v) any other material breach of the applicable employment agreement by the Company.

POTENTIAL PAYMENTS UPON A TERMINATION OF EMPLOYMENT OR

CHANGE IN CONTROL

The following table summarizes potential payments, rights and benefits to our NEOs under contracts, agreements, plans or arrangements with the Company upon a termination of employment or change in control, assuming either event occurred on December 31, 2020. To the extent payments, rights and benefits are generally available to employees on a non-discriminatory basis, including benefits payable upon death or disability, they are excluded from this table.

The employment agreements with our NEOs contain severance provisions pursuant to which the NEOs are entitled to certain payments or benefits upon a termination without “cause,” for “good reason” or due to death or disability, as well as upon a termination without “cause” or for “good reason” following a “change in control” (as such terms are defined in the employment agreements). See “Employment Agreements” beginning on page 51 for further information regarding such payments and benefits. Additionally, the award agreements pursuant to which restricted shares and RSUs have been granted under the 2016 Equity Plan and the 2017 Equity Plan provide for accelerated vesting or settlement, as applicable, of the outstanding awards upon various termination events or a change in control. See footnotes 2 and 3 to the following table for details regarding the treatment of the outstanding restricted shares and RSUs upon such termination events or a change in control.

Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid to our NEOs can only be determined upon an actual termination of employment or change in control. As provided in the employment agreements with the NEOs, in the event a NEO breaches or violates the restrictive covenants contained therein or does not enter into a separation agreement and general release of claims, certain of the amounts described below may be subject to forfeiture. See “Employment Agreements” beginning on page 51 for further information regarding such restrictions and requirements.

Name	Cash Payments ($)(1)	Accelerated Vesting of Unvested Restricted Stock ($)(2)	Accelerated Vesting of Unvested RSUs ($)(3)	Total ($)
Termination by the Company Without Cause or by the NEO for Good Reason
Walter J. Scheller, III	1,675,151	—	—	1,675,151
Jack K. Richardson	1,100,101	—	—	1,100,101
Dale W. Boyles	1,037,595	—	—	1,037,595
Kelli K. Gant	743,331	—	—	743,331
Charles Lussier	699,362	—	—	699,362

Termination of the NEO’s Employment or Service Due to Death, Disability or Retirement
Walter J. Scheller, III	—	—	5,030,524	5,030,524
Jack K. Richardson	—	—	2,839,326	2,839,326
Dale W. Boyles	—	—	1,557,464	1,557,464
Kelli K. Gant	—	—	906,836	906,836
Charles Lussier	—	—	768,129	768,129

Termination of the NEO’s Employment or Service Due to Any Other Reason
Walter J. Scheller, III	—	—	—	—
Jack K. Richardson	—	—	—	—
Dale W. Boyles	—	—	—	—
Kelli K. Gant	—	—	—	—
Charles Lussier	—	—	—	—

Change in Control
Walter J. Scheller, III	—	722,477	5,030,524	5,753,001
Jack K. Richardson	—	361,262	2,839,326	3,200,588
Dale W. Boyles	—	289,097	1,557,464	1,846,561
Kelli K. Gant	—	214,174	906,836	1,121,010
Charles Lussier	—	—	768,129	768,129

Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change in Control (4)
Walter J. Scheller, III	1,386,900	722,477	5,030,524	7,139,901
Jack K. Richardson	683,100	361,262	2,839,326	3,883,688
Dale W. Boyles	644,288	289,097	1,557,464	2,490,849
Kelli K. Gant	525,000	214,174	906,836	1,646,010
Charles Lussier	495,000	—	768,129	1,263,129

(1)	The cash severance for each NEO in the event of a Termination by the Company Without Cause or by the NEO for Good Reason represents an amount equal to one times base salary, payable in substantially equal installments for one year following the date of such termination, plus the bonus payment that each NEO received in 2020 based on our actual performance results, as required by the employment agreements since the assumed termination occurred following the third quarter of our fiscal year.

The cash severance for Mr. Scheller in the event of a Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change in Control represents an amount equal to two times base salary, payable in a lump sum, as specified in his Employment Agreement. The cash severance for each of Mr. Richardson, Mr. Boyles, Ms. Gant and Mr. Lussier in the event of a Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change in Control represents an amount equal to one and one-half times base salary, payable in a lump sum, as specified in the employment agreements with such NEOs. See “Employment Agreements” beginning on page 51 for further information about such payments.

(2)	The amounts presented in this column reflect the value of the accelerated vesting of all unvested Tranche A Restricted Shares, which has been determined based on the closing price of our common stock on the NYSE on December 31, 2020, the last trading day of 2020, of $21.32, multiplied by the number of shares. Also reflected in this column is the value of the dividends accrued on the unvested Tranche A Restricted Shares, which dividends are paid out upon vesting.

The Tranche A Restricted Shares vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the shares originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties. This contingency was satisfied on May 10, 2018, causing the Tranche A Restricted Shares that would have vested prior to such date, based on the date of grant, to vest. The remaining unvested Tranche A Restricted Shares are scheduled to vest on the remaining anniversaries of the date of grant. Subject to exceptions at the discretion of the Compensation Committee, in the event of the termination of a NEO’s employment for any reason, he or she will forfeit any unvested Tranche A Restricted Shares held as of the date of such termination without consideration. In the event of a “Change in Control” (as defined in the 2016 Equity Plan), any unvested Tranche A Restricted Shares held by the NEO shall vest in full.

(3)	The amounts presented in this column reflect the value of the accelerated vesting of unvested RSUs, which has been determined based on the closing price of our common stock on the NYSE on December 31, 2020, the last trading day of 2020, of $21.32, multiplied by the number of shares. Also reflected in this column is the value of the dividends accrued on the unvested RSUs, which dividends are paid out upon vesting.

On March 5, 2018, February 8, 2019 and February 13, 2020, each of our NEOs received time-based RSUs pursuant to the terms of an award agreement under the 2017 Equity Plan. In the event of the termination of a NEO’s employment for any reason other than the NEO’s death, disability or Retirement (as defined in the award agreement), he or she will forfeit any unvested time-based RSUs held as of the date of such termination without consideration. In the event of the termination of a NEO’s employment due to death, disability or Retirement, any unvested time-based RSUs held by the NEO shall vest in full. In the event of a “Change in Control” (as defined in the 2017 Equity Plan), any unvested time-based RSUs held by the NEO shall vest in full.

On March 5, 2018, February 8, 2019 and February 13, 2020, each of our NEOs received performance-based RSUs pursuant to the terms of an award agreement under the 2017 Equity Plan. In the event of the termination of a NEO’s employment for any reason other than the NEO’s death, disability or Retirement (as defined in the award agreement), he or she will forfeit the right to receive any shares pursuant to the performance-based RSUs as of the date of such termination without consideration. In the event of the termination of a NEO’s employment due to death, disability or Retirement, the NEO will be issued shares pursuant to the performance-based RSUs for any to-be-completed Measurement Period at the target award level. In the event of a “Change in Control” (as defined in the 2017 Equity Plan), the NEO will be issued shares pursuant to the performance-based RSUs for any to-be-completed Measurement Period at the target award level. The amounts presented in this column with respect to the performance-based RSUs eligible to be earned in 2020 reflect the number of shares actually earned based on performance for such year.

Also on February 8, 2019, Mr. Richardson received a retention grant of performance-based RSUs (the “Retention Grant”), the target amount of which was $1,000,000, and the corresponding number of RSUs will be determined based on the fair market value of the Company’s common stock on the last day of the performance period (January 1, 2019 through December 31, 2021; however, the Compensation Committee has the discretion to shorten the performance period if Mr. Richardson achieves the goals prior to December 31, 2021). In the event of the termination of Mr. Richardson’s employment for any reason other than death or disability, he will forfeit the right to receive any shares pursuant to the Retention Grant as of the date of such termination without consideration. In the event of the termination of Mr. Richardson’s employment due to death or disability, he will be issued shares pursuant to the Retention Grant at the actual level of achievement as determined by the Compensation Committee. The amount presented in this column with respect to the shares eligible to be earned pursuant to the Retention Grant in the event of Mr. Richardson’s termination of employment due to death or disability assumes that the award would be earned at the target level. In the event of a “Change in Control” (as defined in the 2017 Equity Plan), Mr. Richardson will be issued shares pursuant to the Retention Grant at the target award level.

(4)	The amounts presented in the following rows assume that a Termination by the Company Without Cause or by the NEO for Good Reason occurred on December 31, 2020 in connection with a “Change in Control” (as defined in the 2017 Equity Plan) occurring on such date. As detailed in footnote (1) above, the termination event would cause the NEOs to be entitled to the payment of cash severance and, as detailed in footnotes (2) and (3) above, the Change in Control would cause the outstanding equity held by the NEOs to have vested or settled, as applicable.

PAY RATIO

SEC rules require public companies to disclose the ratio of the annual total compensation of its CEO to the median of the annual total compensation of its other employees. In determining the median employee of the Company, we prepared a list of all employees as of December 31, 2020. Consistent with applicable rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation of employees other than the CEO. We determined our median employee based on the taxable wages of each of our 1,647 employees (excluding the CEO), as reported in Box 1 on Internal Revenue Service Form W-2.

The annual total compensation of our median employee (excluding the CEO) for 2020 was $102,719. As disclosed in the “Summary Compensation Table” appearing on page 43, our CEO’s annual total compensation for 2020 was $4,343,999. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 42.3 to 1. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

DIRECTOR COMPENSATION

The Compensation Committee evaluates and recommends to the Board of Directors the compensation to be paid to our non-employee directors. The Compensation Committee has determined that a combination of cash and equity-based incentive compensation should be used to attract and retain qualified candidates to serve on our Board. In setting director compensation, the Compensation Committee receives input from its independent compensation consultant to assess the competitiveness of our non-employee director compensation. The Compensation Committee uses the compensation consultant’s access to external market data to determine the pay practices of similarly situated companies in respect of their directors, and uses this data as a reference point in determining director fees and equity awards.

Under our director compensation program for 2020, the non-management members of our Board of Directors (Ana B. Amicarella, J. Brett Harvey, Alan H. Schumacher, Gareth N. Turner and Stephen D. Williams) received (i) an annual cash retainer for Board service, (ii) an annual cash retainer for committee service, as applicable, and (iii) an annual award of RSUs granted under our 2017 Equity Plan that vests ratably in three annual installments and settles in shares of common stock on a one-for-one basis within ten days following the applicable vesting date. The amount of such annual retainers and equity grants, by position, are set forth below:

Position	Annual Cash Retainer	Annual Equity Grant
Chairman	$150,000	$150,000
Lead Director	$120,000	$120,000
Regular Board Member	$100,000	$100,000
Audit Committee – Chair	$20,000	—
Audit Committee – Member	$10,000	—
Compensation Committee – Chair	$15,000	—
Compensation Committee – Member	$7,500	—
Nominating and Corporate Governance Committee – Chair	$10,000	—
Nominating and Corporate Governance Committee – Member	$5,000	—
Finance Committee – Chair	$20,000	—

All retainers are payable monthly in advance. These retainers are intended to cover up to ten total meetings per year of the full Board and its committees. If the Board and its committees hold more than ten total meetings in a year, the directors will receive an additional fee of $1,500 per meeting attended.

At its meeting on February 8, 2019, the Compensation Committee approved a one-time retention grant of performance-based RSUs to Mr. Williams, to be settled in shares of common stock or cash at Mr. Williams’ election, based on pre-established individual performance goals. The target award was $500,000, and the corresponding number of RSUs will be determined based on the fair market value of the Company’s common stock on the last day of the performance period. Mr. Williams’ performance against these goals will be measured over the performance period of January 1, 2019 through December 31, 2021; however, the Compensation Committee has the discretion to (a) shorten the performance period if Mr. Williams achieves the goals prior to December 31, 2021 or (b) certify that Mr. Williams earned a portion of the performance-based RSUs during the performance period of January 1, 2019 through December 31, 2020 and a portion of the performance-based RSUs during the performance period of January 1, 2021 through December 31, 2021. Mr. Williams also has received various equity awards, including restricted units that converted into restricted shares in connection with the IPO, vested but unsettled RSUs and vested phantom shares.

In addition to the compensation described above, each of our directors is reimbursed for out-of-pocket expenses incurred in connection with attendance at Board, committee and stockholder meetings, including the cost of travel, lodging, food and related expenses, and participation in director education programs. Each director will be fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law. We have entered into separate indemnification agreements with each of our directors and executive officers, which may be broader than the specific indemnification provisions contained in Delaware law.

The following table provides compensation information for the non-employee members of our Board for the year ended December 31, 2020.

2020 Director Compensation

Name (1)	Fees Earned in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Stephen D. Williams	150,000	149,996	—	—	—	140,888	440,884
Ana B. Amicarella	114,996	99,998	—	—	—	—	214,994
J. Brett Harvey	147,500	119,997	—	—	—	—	267,497
Alan H. Schumacher	127,496	99,998	—	—	—	—	227,494
Gareth N. Turner	139,996	99,998	—	—	—	—	239,994

(1)	Walter J. Scheller, III, the Company’s CEO, is not included in this table as he is, and at all times during 2020 was, an employee of the Company and thus received no compensation for his service as director. The compensation received by Mr. Scheller as an employee of the Company is shown in the “Summary Compensation Table” on page 43.

(2)	The amounts in the table above reflect the grant date fair value of the time-based RSUs granted in 2020 as computed in accordance with FASB ASC Topic 718. Further detail surrounding the RSUs awarded, the method of valuation and the assumptions made are set forth in Note 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020.

As of December 31, 2020, our non-employee directors had outstanding the following vested (but unsettled) RSUs, unvested RSUs, unvested restricted shares and vested (but unsettled) phantom shares.

Name	Vested (but unsettled) RSUs (#)	Unvested RSUs (#)	Unvested Restricted Shares (#)	Vested (but unsettled) Phantom Shares (#)
Stephen D. Williams	13,157	20,298	4,846	43,580
Ana B. Amicarella	—	12,796	—	—
J. Brett Harvey	—	15,609	—	—
Alan H. Schumacher	—	13,183	—	—
Gareth N. Turner	—	12,589	—	—

(3)	Represents amounts paid pursuant to regular quarterly dividends on Tranche A Restricted Shares that vested during 2020 and RSUs that settled during 2020 (which were vested as of the date of grant).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

Under SEC rules, a “related person” is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Pursuant to the Company’s Related Party Transactions Policy and the Audit Committee’s written charter, the Audit Committee is responsible for reviewing and, subject to certain exceptions, approving or recommending to the Board for approval all related party transactions, including any that we would be required to disclose pursuant to Item 404 of Regulation S-K promulgated by the SEC. The Audit Committee, in determining whether to approve a related party transaction, considers various factors, including whether the related party transaction complies with the restrictions set forth in the Company’s asset-based revolving credit agreement and the indenture governing the Company’s outstanding notes, the benefit of the transaction to us, whether it is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

Related Person Transactions Entered into by the Company

Other than compensation agreements and other arrangements, which are described under “Executive Officer and Director Compensation,” and the transactions described below, since January 1, 2020, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

In connection with the closing of the IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) relating to our common stock with certain of our stockholders and their affiliates. Pursuant to the Registration Rights Agreement, we granted to such stockholders and their affiliates the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act of 1933, as amended, shares of our common stock that were held or acquired by them. The Company’s obligations under the Registration Rights Agreement expired when the affiliates of Apollo Private Equity no longer held any shares of the Company’s common stock effective May 8, 2019, except for the Company’s indemnification of sellers and certain related parties in offerings pursuant to the Registration Rights Agreement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors hereby submits the following report:

•	Management is responsible for the financial reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the consolidated financial statements and a report on the effectiveness of the Company’s internal controls over financial reporting for the fiscal year ended December 31, 2020 with management and Ernst & Young LLP, the Company’s independent auditors.

•	The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

•	The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable rules of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP its independence.

Based on the foregoing review and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC.

AUDIT COMMITTEE

Alan H. Schumacher, Chairman

Ana B. Amicarella

J. Brett Harvey

FEES PAID TO INDEPENDENT AUDITORS

The Audit Committee has approved the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. Ernst & Young LLP has audited our financial statements since 2016 and has served as our auditors since the Company’s inception.

The aggregate fees billed by Ernst & Young LLP to the Company for the audit of the Company’s annual consolidated financial statements and services rendered by the independent registered public accounting firm for the years ended December 31, 2020 and December 31, 2019 are set forth below.

	Fiscal Years
	2020	2019
Audit Fees(1)	$1,790,000	$2,025,966
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	2,000	2,000
TOTAL FEES	$1,792,000	$2,027,966

(1)	For fiscal years 2020 and 2019, audit fees included fees associated with the annual audits of the consolidated financial statements and the Company’s internal control over financial reporting, and reviews of the Company’s quarterly reports on Form 10-Q, as well as services for comfort letters, consents, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultation and research work necessary to comply with the standards of the PCAOB.

(2)	For fiscal years 2020 and 2019, there were no audit-related fees billed or incurred.

(3)	For fiscal years 2020 and 2019, there were no tax fees billed or incurred.

(4)	For fiscal years 2020 and 2019, the other fees related to an accounting research tool service.

The Audit Committee has concluded that the provision of the non-audit services listed above as “Tax Fees” and “All Other Fees” is compatible with maintaining the auditors’ independence.

Approval of Audit and Non-Audit Services

All audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm require pre-approval by the Audit Committee in accordance with the Audit Committee Pre-Approval Policy. The Audit Committee annually reviews a detailed list of the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who beneficially own more than 10% of the Company’s common stock (“Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from Reporting Persons, the Company believes that all Section 16(a) reports required to be filed during the year ended December 31, 2020 were filed on a timely basis, except that a late Form 4 was filed on behalf of Dale W. Boyles to report a withholding of shares of Company common stock for tax purposes on January 1, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 4, 2021 by:

(i)       each of our directors;

(ii)       each of our NEOs listed in the “Summary Compensation Table” on page 43;

(iii)       all of our current directors and executive officers as a group; and

(iv)       each stockholder known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 4, 2021, pursuant to derivative securities, such as RSUs or phantom shares, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on an aggregate of 51,342,601 shares of common stock outstanding as of March 4, 2021.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
BlackRock, Inc.(1)	7,184,068	14.0%
The Vanguard Group(2)	5,224,538	10.2%
State Street Corporation(3)	3,725,752	7.3%
Named Executive Officers and Directors:
Walter J. Scheller, III(4)	122,052	*
Jack K. Richardson(5)	52,118	*
Dale W. Boyles(6)	65,359	*
Kelli K. Gant(7)	24,439	*
Charles Lussier(8)	13,606	*
Ana B. Amicarella(9)	6,825	*
J. Brett Harvey(10)	13,914	*
Alan H. Schumacher(11)	15,814	*
Gareth N. Turner(12)	4,635	*
Stephen D. Williams(13)	69,552	*
All current executive officers and directors as a group (11 persons)(14)	400,913	*

* Represents beneficial ownership of less than 1% of the shares of common stock.

(1)	BlackRock, Inc., a parent holding company, along with and on behalf of its wholly-owned subsidiaries (i) BlackRock Advisors, LLC, (ii) BlackRock Investment Management (UK) Limited, (iii) BlackRock Asset Management Canada Limited, (iv) BlackRock Investment Management (Australia) Limited, (v) BlackRock (Netherlands) B.V., (vi) BlackRock Fund Advisors, (vii) BlackRock Asset Management Ireland Limited, (viii) BlackRock Institutional Trust Company, National Association, (ix) BlackRock Financial Management, Inc., (x) BlackRock Asset Management Schweiz AG, and (xi) BlackRock Investment Management, LLC (collectively,“BlackRock”), has beneficial ownership of 7,184,068 shares of common stock, of which BlackRock has sole voting power with respect to 7,100,035 shares and sole dispositive power with respect to all 7,184,068 shares

The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. This information is based solely upon our review of a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2021, reporting beneficial ownership as of December 31, 2020.

(2)	The Vanguard Group, Inc. (“Vanguard”) has beneficial ownership of 5,224,538 shares of common stock, of which Vanguard has shared voting power with respect to 53,787 shares, sole dispositive power with respect to 5,130,850 shares and shared dispositive power with respect to 93,688 shares.

The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is based solely upon our review of an amended Schedule 13G filed by Vanguard with the SEC on February 10, 2021, reporting beneficial ownership as of December 31, 2020.

(3)	State Street Corporation (“State Street”) has beneficial ownership of 3,725,752 shares of common stock, of which State Street has shared voting power with respect to 3,511,846 shares and shared dispositive power with respect to all 3,725,752 shares. All shares are beneficially owned by State Street, a parent holding company, and on behalf of its subsidiaries (i) SSGA Funds Management, Inc., (ii) State Street Global Advisors Limited (UK), (iii) State Street Global Advisors, Australia Limited and (iv) State Street Global Advisors Trust Company.

The address of State Street is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. This information is based solely upon our review of a Schedule 13G filed by State Street with the SEC on February 11, 2021, reporting beneficial ownership as of December 31, 2020.

(4)	Includes (a) 15,689 Tranche A Restricted Shares that vest in equal installments on each of the remaining anniversaries of the date of grant; and (b) 2,831 shares underlying RSUs that vest within 60 days of March 4, 2021.

(5)	Includes (a) 7,845 Tranche A Restricted Shares that vest in equal installments on each of the remaining anniversaries of the date of grant; and (b) 1,157 shares underlying RSUs that vest within 60 days of March 4, 2021.

(6)	Includes (a) 3,141 Tranche A Restricted Shares that vest in equal installments on each of the remaining anniversaries of the date of grant and (b) 1,089 shares underlying RSUs that vest within 60 days of March 4, 2021.

(7)	Includes (a) 4,651 Tranche A Restricted Shares that vest in equal installments on each of the remaining anniversaries of the date of grant; and (b) 817 shares underlying RSUs that vest within 60 days of March 4, 2021.

(8)	Includes 613 shares underlying RSUs that vest within 60 days of March 4, 2021.

(9)	Includes 4,407 shares underlying RSUs that vest within 60 days of March 4, 2021.

(10)	Includes 6,340 shares underlying RSUs that vest within 60 days of March 4, 2021.

(11)	Includes 5,458 shares underlying RSUs that vest within 60 days of March 4, 2021.

(12)	Includes 3,316 shares underlying RSUs that vest within 60 days of March 4, 2021.

(13)	Includes (a) 3,878 Tranche A Restricted Shares that vest in equal installments on each of the remaining anniversaries of the date of grant; (b) 8,712 shares underlying RSUs that vest within 60 days of March 4, 2021; and (c) 43,580 phantom shares that settle within 60 days of March 4, 2021. Does not include 13,157 shares underlying RSUs granted to Mr. Williams under our 2017 Equity Plan, which have vested but for which settlement will not occur until the earlier of: (i) a “Change in Control” (as defined in the 2017 Equity Plan); or (ii) the fifth anniversary of the date of the grant.

(14)	Includes (a) shares underlying RSUs that vest, or are currently vested and settle, and (b) phantom shares that are currently vested and settle within 60 days of March 4, 2021 as described in footnotes (4)-(13).

OTHER MATTERS

As of the date of this Proxy Statement, the Board and management do not know of any business which will be presented for consideration at the Annual Meeting other than those matters specified herein and in the Notice of Annual Meeting of Stockholders. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment.

DEADLINE FOR STOCKHOLDER PROPOSALS

Stockholder proposals must conform to the requirements of the SEC and the Company’s Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be eligible for inclusion in the proxy statement for the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). Any stockholder intending to present a proposal for inclusion in the proxy statement for the 2022 Annual Meeting must provide timely written notice of the proposal to our Corporate Secretary at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2). The Company must receive the proposal by November 15, 2021, for possible inclusion in the proxy statement. If the date of the 2022 Annual Meeting changes by more than 30 days from April 27, 2022, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2022 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2022 Annual Meeting. The Company will determine whether to include a proposal in the 2022 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

In addition, under our Bylaws, any stockholder of record intending to nominate a candidate for election to the Board or to propose any business at the 2022 Annual Meeting must give timely written notice to our Corporate Secretary at the address set forth below. A nomination or proposal for the 2022 Annual Meeting will be considered timely if it is received no earlier than November 15, 2021 and no later than December 15, 2021. If the date of the 2022 Annual Meeting is advanced by more than 30 days or is delayed by more than 60 days from April 27, 2022, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2022 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company’s Bylaws. We will not entertain any proposals or nominations at the 2022 Annual Meeting that do not meet the requirements set forth in our Bylaws. The Bylaws are posted in the “Investors” section of our website at www.warriormetcoal.com (under the “Corporate Governance” link). To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. Each stockholder continues to receive a separate proxy card. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call the Broadridge Householding Election system at (866) 540-7095 to decline or modify previous householding elections. You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Stephen D. Williams 02 - Ana B. Amicarella 03 - J. Brett Harvey 04 - Walter J. Scheller, III 05 - Alan H. Schumacher 06 - Gareth N. Turner ForAgainst Abstain ForAgainst Abstain 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 03EP8A B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. Warrior Met Coal, Inc. 2021 Annual Meeting Proxy Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2021 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 27, 2021 Stephen D. Williams and Kelli K. Gant, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Warrior Met Coal, Inc. to be held virtually on April 27, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all of the listed nominees as directors (Proposal 1), FOR the compensation of the Company’s named executive officers (Proposal 2) and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021 (Proposal 3). In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side Proxy — Warrior Met Coal, Inc.